UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☒         Definitive Proxy Statement

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☐         Soliciting Material under §240.14a-12

HighPeak Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HIGHPEAK ENERGY, INC.
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102

April 20, 2022

Dear Stockholders of HighPeak Energy, Inc.,

On behalf of the Board of Directors of HighPeak Energy, Inc. (the “Company” or “HighPeak”), we are pleased to invite you to our 2022 Annual Meeting of Stockholders, to be held at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102 on June 1, 2022 at 10:00 a.m., Central Time.

The accompanying proxy materials, including the accompanying proxy statement and proxy card are being distributed and made available to our stockholders of record as of the close of business on April 5, 2022. The accompanying proxy materials provide the information necessary for our stockholders to submit their votes for each of the Company’s proposals.

Your vote is very important to us. We encourage you to sign and return your proxy card and/or vote by telephone or electronically over the internet following the instructions on the Notice of Annual Meeting of Stockholders as soon as possible to ensure your shares will be represented and voted at the meeting.

On behalf of the Board of Directors, we express our appreciation for your support of HighPeak.

Sincerely,

/s/ Jack Hightower
Jack Hightower
Chairman and Chief Executive Officer

HIGHPEAK ENERGY, INC.
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. CENTRAL TIME ON JUNE 1, 2022

PROXY STATEMENT

To the Stockholders of HighPeak Energy, Inc.:

Notice is hereby given that the 2022 Annual Meeting of Stockholders of HighPeak Energy, Inc. (the “Company,” “HighPeak,” “HighPeak Energy,” “we,” “us” or “our”) will be held on June 1, 2022, at 10:00 a.m., Central Time (the “Annual Meeting”) at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102.

The Annual Meeting is being held for the following purposes:

1.

To elect the two Class B director nominees named in this proxy statement to the Company’s Board of Directors, each of whom will hold office until the 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until the earlier of death, resignation or removal;

2.

Adopt and approve the HighPeak Energy, Inc. Second Amended & Restated Long Term Incentive Plan to permit the issuance of restricted and unrestricted Stock Awards to all Eligible Persons (as those terms are defined in Proposal TWO);

3.	To ratify the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

All stockholders of record at the close of business on April 5, 2022 (the “Record Date”), will be entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES AT THE ANNUAL MEETING, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF HIGHPEAK ENERGY, INC. TO BE HELD AT 10:00 A.M., CENTRAL TIME, ON JUNE 1, 2022 AT 421 W. 3RD STREET, SUITE 1000, FORT WORTH, TEXAS 76102. This Notice of 2022 Annual Meeting of Stockholders (“Notice”) as well as the accompanying proxy statement and proxy card are available at https://www.cstproxy.com/highpeakenergy/2022.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ Jack Hightower
Jack Hightower
Chairman and Chief Executive Officer

Fort Worth, Texas

April 20, 2022

HIGHPEAK ENERGY, INC.

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
PROPOSAL ONE—ELECTION OF DIRECTORS	4
DIRECTORS AND SECTION 16 OFFICERS	5
MEETINGS AND COMMITTEES OF DIRECTORS	11
EXECUTIVE COMPENSATION	13
DIRECTOR COMPENSATION	19
EQUITY COMPENSATION PLAN INFORMATION	20
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	20
CORPORATE GOVERNANCE	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27
PROPOSAL TWO—ADOPTION AND APPROVAL OF THE HIGHPEAK ENERGY, INC. SECOND AMENDED & RESTATED LONG TERM INCENTIVE PLAN	32
PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38
AUDIT COMMITTEE REPORT	39
STOCKHOLDER PROPOSALS	40
AVAILABILITY OF CERTAIN DOCUMENTS	41

APPENDIX A—HIGHPEAK ENERGY, INC. SECOND AMENDED & RESTATED LONG TERM INCENTIVE PLAN	44

i

HIGHPEAK ENERGY, INC.

421 W. 3RD STREET, SUITE 1000
FORT WORTH, TEXAS 76102

PROXY STATEMENT
2022 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board of Directors” or the “Board”) of HighPeak Energy, Inc. (the “Company,” “HighPeak,” “HighPeak Energy,” “we,” “us” or “our”) requests your proxy for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on June 1, 2022, at 10:00 a.m., Central Time at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

This proxy statement (this “Proxy Statement”) is dated April 20, 2022 and is first being mailed to our stockholders on or about that date.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following three proposals:

●

Proposal ONE: To elect two Class B director nominees named in this Proxy Statement to the Company’s Board of Directors, each of whom will hold office until the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and until his or her successor is elected and qualified or until the earlier of death, resignation or removal;

●

Proposal TWO: To adopt and approve the HighPeak Energy, Inc. Second Amended & Restated Long Term Incentive Plan to permit the issuance of restricted and unrestricted Stock Awards to all Eligible Persons (as such terms are defined in Proposal TWO); and

●	Proposal THREE: To ratify the appointment of Weaver and Tidwell, L.L.P. (“Weaver”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Recommendation of the Board

The Board recommends that you vote FOR each of the two Class B director nominees to the Board (Proposal ONE); FOR the adoption and approval of the HighPeak Energy, Inc. Second Amended & Restated Long Term Incentive Plan to permit the issuance of restricted and unrestricted Stock Awards to all Eligible Persons (Proposal TWO); and FOR the ratification of the appointment of Weaver as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal THREE).

Voting at the Annual Meeting

The Company’s common stock, par value $0.0001 per share (the “Common Stock”), is the only security of HighPeak Energy that entitles holders to vote generally at the annual meetings of the Company’s stockholders. Each share of Common Stock outstanding on April 5, 2022 (the “Record Date”) entitles the holder thereof to one vote at the Annual Meeting. HighPeak Energy’s Common Stock is listed and traded on the Nasdaq Global Market (the “Nasdaq”) under the ticker symbol “HPK.”

If, on the Record Date, you hold shares of our Common Stock that are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered the stockholder of record with respect to those shares. Broadridge, Inc. is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote at the Annual Meeting or by proxy by signing and submitting your proxy card or by submitting your vote by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of telephone or by completing and returning the proxy card. If you submit a proxy but do not give voting instructions as to how your shares of Common Stock should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board as stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (1) delivering a written notice of revocation addressed to HighPeak Energy, Inc., Attn: Chief Financial Officer, 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102, (2) a duly executed proxy bearing a later date, or (3) attending the Annual Meeting and voting. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request at the Annual Meeting.

If, on the Record Date, you hold shares of our Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless a legal proxy from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date is obtained. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner, and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting.

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice of 2022 Annual Meeting of Stockholders (“Notice”), it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all your shares are voted.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102, for a period of ten days prior to the date of our Annual Meeting. The list will also be available for review during the Annual Meeting.

Quorum Requirement for the Annual Meeting

The presence at the Annual Meeting of the persons holding a majority of our shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 103,810,939 shares of Common Stock outstanding, held by approximately 19 stockholders of record, which does not include stockholders whose shares are held in “street name.” Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum.

Required Votes

Election of Directors. Each director will be elected by the vote of the plurality of the votes validly cast on the election of directors at the Annual Meeting. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of director nominees.

Amendment and Restatement of the HighPeak Energy, Inc. Amended & Restated Long Term Incentive Plan. Approval of the proposal to adopt and approve the HighPeak Energy, Inc. Second Amended & Restated Long Term Incentive Plan to amend and restate our current Amended & Restated Long Term Incentive Plan (“LTIP”) to permit the issuance of restricted and unrestricted Stock Awards to all Eligible Persons (as defined in Proposal TWO below), requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.

Ratification of our Independent Registered Public Accounting Firm. Approval of the proposal to ratify our Audit Committee of the Board’s appointment of Weaver as our independent registered public accounting firm for the fiscal year ending December 31, 2022, requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.

Solicitation of Proxies

Solicitation of proxies may be made via the Internet, mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Continental to provide various services relating to the tabulation of votes, for an aggregate fee of approximately $4,500. The Company will bear all costs of solicitation.

Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly execute and submit a proxy, but do not provide any voting instructions, your shares will be voted (i) FOR each of the two Class B director nominees listed in Proposal ONE, (ii) FOR the adoption and approval of the HighPeak Energy, Inc. Second Amended & Restated Long Term Incentive Plan to permit the issuance of restricted and unrestricted Stock Awards to all Eligible Persons in Proposal TWO and (iii) FOR the ratification of our independent registered public accounting firm for the year ending December 31, 2022 in Proposal THREE.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board of Directors has nominated the following individuals for election as Class B directors of the Company’s Board of Directors, to serve until the 2025 Annual Meeting, and until his or her successor is elected and qualified or until the earlier of death, resignation or removal:

Keith A. Covington
Michael L. Hollis

Each of the above individuals is currently serving as a director of the Company. Biographical information for each nominee is contained in the “Directors and Section 16 Officers” section below.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute director nominee that the Board of Directors recommends.

Vote Required

The election of the two Class B director nominees in this Proposal ONE requires the affirmative vote of a plurality of the votes validly cast at the election. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

Recommendation of the Board

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the Class B director nominees.

DIRECTORS AND SECTION 16 OFFICERS

The Company’s Board of Directors currently consists of seven members, and if the stockholders elect each of the director nominees to the Board as set forth in “Proposal One—Election of Directors” above, the Board will continue to consist of seven members. Each year, certain directors stand for re-election as their terms of office expire. Presented below is biographical information about each of the Company’s Section 16 officers, directors and director nominees.

After the Annual Meeting, assuming the stockholders elect the director nominees to the Board of Directors as set forth in “Proposal One—Election of Directors” above, the Board of Directors of the Company will be, and the Section 16 officers of the Company are:

Name	Age	Position with the Company
Jack Hightower(2)(3)(4)	73	Chairman of the Board and Chief Executive Officer
Michael L. Hollis(2)(3)(4)	46	President and Director
Rodney L. Woodard	66	Chief Operating Officer
Steven W. Tholen	71	Chief Financial Officer
Keith Forbes	59	Vice President and Chief Accounting Officer
Jay M. Chernosky(1)(3)	62	Director
Keith A. Covington(1)(2)(4)	58	Director
Sharon F. Fulgham(2)(4)	44	Director
Michael H. Gustin(3)	71	Director
Larry C. Oldham(1)	68	Director

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Nominating & Governance Committee.

(4) Member of the ESG Committee.

Jack Hightower has served as our Chairman of the Board and Chief Executive Officer (“CEO”) since 2019. Prior to the HighPeak business combination (the “HighPeak business combination” or, the “business combination”), Mr. Hightower served as Chairman of the board of directors, CEO and President of Pure Acquisition Corp. (“Pure”) since its incorporation in November of 2017. Mr. Hightower has over 50 years of experience in the oil and gas industry managing multiple exploration and production (“E&P”) platforms. Mr. Hightower currently serves as the Chairman of the board of directors and CEO of the general partners of funds affiliated with the Company and HighPeak Energy Partners, LP and HighPeak Energy Partners II, LP (the “HighPeak Funds”), a position held since 2014. Mr. Hightower served as Chairman, President and CEO of Bluestem Energy Partners, LP (“Bluestem”) from 2011 to 2013. Prior to forming Bluestem, Mr. Hightower served as Chairman, President, and CEO of Celero Energy II, LP (“Celero II”) from 2006 to 2009 and as Chairman, President and CEO of Celero Energy, LP (“Celero”) from 2004 to 2005. Prior to forming Celero, Mr. Hightower served as Chairman, President and CEO of Pure Resources, Inc. (“Pure Resources”) (NYSE: PRS), which became the 11th largest publicly traded independent E&P company in North America. In October 2002, Unocal tendered for the Pure Resources shares it did not already own. In March 1995, Mr. Hightower founded Titan (Nasdaq: TEXP), the predecessor to Pure Resources, and served as Chairman, President and CEO. Prior to founding Titan, Mr. Hightower served as Chairman, President and CEO of Enertex Inc., the general partner and operator of record for several oil and gas partnerships from 1991 to 1994. Mr. Hightower graduated from Texas Tech University in 1970 with Bachelor of Business Administration degrees in Administrative Finance and Money, Banking & Investments.

Mr. Hightower was elected as a Class C director, to serve until the 2023 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death or resignation. We believe Jack Hightower is well-qualified to serve as a member of the Board of HighPeak Energy due to his executive leadership and industry experience.

Michael L. Hollis, our director nominee, has served as our President and as a member of our Board since August 2020. Prior to the HighPeak business combination, Mr. Hollis served as Pure’s President from December 2019 until August 2020. Prior to joining Pure, Mr. Hollis served as President and Chief Operating Officer (“COO”) of Diamondback Energy, Inc. (“Diamondback”) (Nasdaq: FANG), a Permian focused oil and gas producer, from January 2017 through September 2019, prior to which he served as COO since 2015 and Vice President of Drilling. Since 2011, Mr. Hollis also served on the board of directors for Diamondback as well as on the board of directors of Viper Energy Partners LP (Nasdaq: VNOM). Prior to his positions at Diamondback, Mr. Hollis was a Drilling Manager at Chesapeake Energy Corporation and also held roles of increasing responsibility in production, completions and drilling engineering at ConocoPhillips and Burlington Resources Inc. Mr. Hollis has over 20 years of oil and gas experience and graduated from Louisiana State University in 1998 with a Bachelor of Science in Chemical Engineering.

Mr. Hollis was elected as a Class B director, to serve until the 2022 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death or resignation. We believe that Mr. Hollis’ over twenty (20) years of experience and knowledge in the oil and natural gas industry, experience as an officer and director of a public oil and gas company and his recent operating experience in the Permian Basin make him well-qualified to serve as a member of the Board of HighPeak Energy.

Rodney L. Woodard has served as our Chief Operating Officer since August 2020. Prior to the HighPeak business combination, Mr. Woodard served as Pure’s COO and served as a director of Pure’s board of directors since its inception in November 2017 and as HighPeak Energy’s COO since its inception in October 2019. Mr. Woodard has over 40 years of experience in the oil and gas industry as a CEO, COO, and leader of Engineering and Operations of numerous E&P companies. Mr. Woodard has served as the Executive Vice President & COO for the HighPeak Funds from 2017 to the present. From 2016 to 2017, Mr. Woodard presented portfolio company investment proposals to acquire and develop oil and gas assets in the Permian Basin to several private equity firms. Mr. Woodard served as the President and COO of Atlantic Resources Co., LLC (“Atlantic”) from 2015 to 2016. Prior to Atlantic, Mr. Woodard served as CEO and COO of Celero II, a Natural Gas Partners portfolio company, with operations principally in the Permian Basin from 2006 to 2015. Prior to Celero II, Mr. Woodard served as Executive Vice President and COO of Celero, a Quantum Energy Partners portfolio company from 2004 to 2006. From 2002 to 2004, Mr. Woodard was Vice President of Reserves and Evaluations with Pure Resources (NYSE: PRS) and was a co-founder of its predecessor, Titan Exploration (Nasdaq: TEXP). From 1986 to 1995, Mr. Woodard held various positions of increasing responsibility at Selma International Investments Ltd. From 1979 to 1986, Mr. Woodard held various positions at Delta Drilling Company, obtaining the position of Division Manager for West Texas. Mr. Woodard held various positions at Amoco Production Company from 1977 to 1979. Mr. Woodard graduated from The Pennsylvania State University in 1977 with a Bachelor of Science degree in Mechanical Engineering.

Steven W. Tholen has served as our Chief Financial Officer (“CFO”) since HighPeak Energy’s inception in October 2019 and is a Corporate Finance Executive with over 30 years of experience in building, leading and advising corporations through complex restructurings, purchase and sales transactions, and capital market transactions. Mr. Tholen has served as the CFO for the HighPeak Funds since 2014. Previously, Mr. Tholen served as co-founder and Executive Vice President – Finance of Fieldco Construction Services, Inc., which provided oilfield construction services to clients throughout East Texas & Western Louisiana, from 2011 to 2014. From 2009 to 2013, Mr. Tholen served as founder and President of SDL&T Energy Partners, a source of equity & debt financing to fund energy companies and energy projects worldwide. From 2001 to 2008, Mr. Tholen was Senior Vice President & CFO of Harvest Natural Resources, Inc., an E&P company with properties in the United States, Venezuela, Indonesia, Gabon, and Russia. From 1995 to 2000, Mr. Tholen served as Vice President and CFO of Penn Virginia Corporation, an independent natural gas and oil company. From 1990 to 1995, Mr. Tholen was Treasurer/Manager of Business Administration of Cabot Oil & Gas Corporation, a North American independent natural gas producer. Mr. Tholen graduated from St. John’s University with a Bachelor of Science degree in Physics in 1971 and earned his MBA in Finance from The University of Denver, Daniels School of Business in 1979.

Keith Forbes has served as our Vice President and Chief Accounting Officer (“CAO”) since November 2020 and previously served as our Vice President and Controller from our inception in October 2019 until November 2020. Mr. Forbes has over 30 years of experience in various field and corporate accounting functions and business organization functions for large, geographically diverse public companies. Before his appointment as CAO to HighPeak Energy, Mr. Forbes served as Vice President and Controller of the HighPeak Funds since 2017. Mr. Forbes additionally served as Director—Business Optimization at Quicksilver Resources Inc. from December 2015 through April 2016, and as Assistant Controller—Operations and Revenue at Quicksilver Resources Inc. from June 2012 through November 2015. Mr. Forbes is a certified public accountant in Texas. Mr. Forbes graduated from Pittsburg State University with a Bachelors of Business Administrations degree in Accounting in 1985.

Jay M. Chernosky has served on our Board since August 2020 and is currently a Principal of Travis Energy Partners LP since 2019, Jayco Holdings I, LP since 2005, Jayco Holdings II, LP since 2010, Jayco Holdings LLC since 2005, Bertrand Properties LP and Bertrand Properties, Inc. since 2000, which are private family-owned real estate and energy investment entities. Mr. Chernosky was previously a Managing Director of the Energy & Power Corporate & Investment Banking group at Wells Fargo Securities from 2009 until his retirement in 2019. Mr. Chernosky joined Wells Fargo’s predecessor firm Wachovia Securities in 1993 as a co-founder of the energy practice. Prior to joining Wells Fargo Securities, Mr. Chernosky was with the Energy Division of First City, Texas - Houston for 10 years, ultimately serving as vice president and manager of the Western Group of the Petroleum and Minerals Department from 1983 until 1993.

During his career, Mr. Chernosky was charged with developing strategic and financial ideas and solutions for relationships he managed for the bank and was also responsible for the origination and execution of public and private capital markets activities, including equities, bonds, convertibles, private placements, loan syndications and merger and acquisition advisory services. During this time, Mr. Chernosky’s primary focus was on the upstream sector of the oil and gas industry. Currently, Mr. Chernosky serves on the board of directors of Colt Midstream LLC, a private gas gathering and processing company focused in the Fort Worth Basin of Texas since 2019. Mr. Chernosky also serves on the regional board of directors of OneGoal Houston, a non-profit organization geared to increase the success rate of college admission and graduation for youth attending high school in low-income districts since 2012. In addition, Mr. Chernosky serves on the Endowment Board of the Christian Community Service Center since 2010.

Mr. Chernosky has previously served on the board of directors and is an active member of the Houston Producers’ Forum, the Houston Energy Finance Group and the regional board of the Independent Petroleum Association of America. Mr. Chernosky graduated from The University of Texas at Austin with a Bachelor of Business Administration in 1981 and received a Masters of Business Administration from the University of Houston in 1983. Mr. Chernosky is also a graduate of the Southwestern Graduate School of Banking at Southern Methodist University in 1993.

Mr. Chernosky was elected as a Class A director, to serve until the 2024 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death or resignation. Based on Mr. Chernosky’s prior experience in the oil and natural gas industry, his broad experience in energy investment banking, capital markets and merger and acquisition advisory services, and his previous board experience, Mr. Chernosky is well-qualified to serve as a member of the Board of HighPeak Energy.

Keith A. Covington, our director nominee, has served on our Board since August 2020 and is an active real estate investor specializing in residential properties in southern California for the past 26 years, most recently serving as a General Partner for Magnolia Partners since 2002.  Mr. Covington is an independent director on the board of directors of Gores Holdings IX, Inc., and a member of both its audit and compensation committees since its January 2022 IPO for $525 million which will target acquisitions in any industry or sector and will have an operational focus (Nasdaq: GHIX). Mr. Covington is also an independent director on the board of directors of Gores Holdings VII, Inc., and a member of both its audit and compensation committees since its February 2021 IPO for $550 million, which will target acquisitions in several industries (Nasdaq: GSEV).  Mr. Covington was a founding board member of Pure Resources, an energy company engaged in the exploration and development of oil and gas properties which had a market capitalization of over $1 billion and served such directorship from 2000 to 2002. As an independent director for over two years, Mr. Covington served as chairman of the audit committee and member of the compensation committee of Pure Resources and was a co-member of the special committee responsible for evaluating, negotiating and recommending on behalf of company shareholders the acquisition of Pure Resources to Unocal Corporation (acquired by Chevron Corporation) in October 2002. Mr. Covington spent over 11 years at Davis Companies from 1991 to 2002, where he was Vice President and earlier served as Principal of Stone Canyon Venture Partners, LLC. Mr. Covington’s tenure included responsibility in the real estate and private equity/venture capital groups within the organization. Investment and operational experience within these areas included investments in trophy commercial and mixed-use real estate assets, gaming ventures, a chain of upscale health clubs, resort properties and hotels, a restaurant and a technology company. His responsibilities included extensive independent due diligence for potential acquisitions, financial analysis and comprehensive asset management for equity investments in real estate assets and operating companies valued at over $10 billion. Prior professional experience includes Janss Corporation, a Santa Monica, CA real estate developer where he was responsible for due diligence and financial structuring and leasing of residential and commercial real estate projects from 1989 to 1990. Mr. Covington started his career as a Financial Analyst at PaineWebber Group Inc. (UBS Investment Bank) in New York with experience in real estate investment banking transactions including sale/leasebacks and the firm’s largest initial public offering and real estate master limited partnership from 1985 to 1987. Mr. Covington received his MBA from the Stanford Graduate School of Business and earned a Bachelor of Arts cum laude in Economics from Claremont McKenna College. Mr. Covington maintains a California real estate broker’s license and has maintained board governance expertise through participation in KPMG’s Audit Committee Institute. Mr. Covington has previously served as CFO for the El Segundo Senior Housing Board for over five years.

Mr. Covington was elected as a Class B director, to serve until the 2022 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death or resignation. Based on Mr. Covington’s prior board experience in the oil and natural gas industry and broad experience in significant financial transactions, Mr. Covington is well-qualified to serve as a member of the Board of HighPeak Energy.

Sharon F. Fulgham has served on our Board since August 2020 and is currently a partner of the Fulgham Hampton Law Group since August 2017. Ms. Fulgham has also been associated with Carlisle Title since December 2016 and has been their corporate attorney since November 2019. Prior to working at Fulgham Law Firm, P.C., Ms. Fulgham was a partner at Kelly Hart & Hallman from January 2016 to November 2016 and an associate at Kelly Hart & Hallman from 2009 to 2016. During her legal career, Ms. Fulgham has represented numerous public and private companies in litigation matters including commercial and employment disputes. Specifically, she has extensive experience representing companies in the oil and gas sector, as well as experience in the title industry preparing title documents for real estate closings and instruction to brokers and realtors.

Over the past decade, Ms. Fulgham has served the Fort Worth community extensively through the Junior League of Fort Worth, Inc. (the “Junior League”), a charitable nonprofit organization of women committed to promoting volunteerism, developing the potential of women and improving communities, both as a community volunteer and in leadership roles within the organization. She served as Vice President of Administration and sat on the board of directors from 2015 to 2016. Currently, Ms. Fulgham is a sustaining member and serves on the Junior League’s Legal Committee. Ms. Fulgham is also involved in the Young Men’s Service League, a national nonprofit made up of mothers and their teenage sone who volunteer together to serve their local communities, and currently serves on the board of directors of the local chapter. Ms. Fulgham graduated cum laude from Texas Christian University with a Bachelor of Science in Biology in 2000 and went on to obtain her Juris Doctorate from the University of Houston in 2004.

Ms. Fulgham was elected as a Class A director, to serve until the 2024 Annual Meeting of Stockholders of HighPeak Energy, or until her earlier death or resignation. Based on Ms. Fulgham’s prior experience representing companies in the oil and natural gas sector and previous board experience, Ms. Fulgham is well-qualified to serve as a member of the Board of HighPeak Energy.

Michael H. Gustin has served on our Board since August 2020 and is currently the CEO of Pilot Exploration, Inc. (“Pilot”), a position he has held since 2015. He is also currently founder and CEO of Quantum Fluids, LLC, a business that is concentrated on developing new, innovative and proprietary technology for hand sanitizers and other surface disinfecting products. Mr. Gustin is a seasoned professional within the oil and gas industry, with more than 50 years of diversified experience. From 1999 to 2015, Mr. Gustin held positions in senior management playing vital roles in developing Geoscience International, Inc., Skidmore Energy, Inc., Lone Star Energy, Cs Solutions, Inc. and Vapor Solutions Inc. Mr. Gustin has also served as president of Crew Energy, Vertex International, Inc., Great Western Natural Resources, Inc. and Defiance Offshore International over the course of 1985 to 1999, and was responsible for the management of eight land rotary rigs and design and construction of an offshore drilling barge in Long Beach, California during this period. These companies conducted various oil and gas exploration, development and drilling (onshore and offshore) and other related activities both in the U.S. and foreign countries.

From 1981 to 1986, he formed the Thor group of companies, which for 20 years was involved in the funding of Research and Development projects relating to cost effective “pre-seismic” alternate methods of integrated exploration techniques.

Mr. Gustin has earlier experience working for Readings & Bates and Zapata, both in the U.S. and abroad in their onshore and offshore drilling activities. At Reading & Bates, he ultimately reached a position as a technical training specialist emphasizing subsea well control and drilling technology. Mr. Gustin has worked in eight (8) countries (drilling onshore and offshore) in the North Sea, Adriatic Sea, Persian Gulf, Mediterranean Sea, Offshore Morocco, Atlantic Ocean, Egypt, Sahara Desert (Algeria), Atlas Mountains N.A., Canada, five (5) states in the U.S.A., and offshore in the Gulf of Mexico. Mr. Gustin co-founded Win For Life Foundation, now known as Anchors For Life Foundation, a non-profit organization, in 1992 and is still currently active with this group (www.anchorsforlifefoundation.org). Mr. Gustin graduated from the University of Houston in 1976 with a degree in social sciences.

Mr. Gustin was elected as a Class C director, to serve until the 2023 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death or resignation. We believe Mr. Gustin’s broad experience in operations throughout the oil and gas industry and his extensive entrepreneurial experience makes him well-qualified to serve as a member of the Board of HighPeak Energy.

Larry C. Oldham has served on our Board since August 2020 and currently serves as a Manager and Advisor of Gateway Royalty V LLC (“Gateway V”) since 2019. Gateway V is the fifth entity of the Gateway Royalty companies, which were founded by Mr. Oldham’s son and have been successful in acquiring oil and gas minerals and royalties in the Utica Shale since 2012. Mr. Oldham is also a Manager of Gateway Royalty III LLC since 2016 and Gateway Royalty IV LLC since 2018 and has been actively advising Gateway Royalty II LLC and Gateway Royalty I LLC since 2014 and 2012, respectively. Additionally, Mr. Oldham serves as Manager of Oldham Properties, Ltd. since 1990 and is currently an Operating Partner in Mountain Capital LLC, a private equity firm out of Houston, Texas since 2015. In 1979, Mr. Oldham founded Parallel Petroleum Corporation (“Parallel”), an independent energy company headquartered in Midland, Texas, which is engaged in the acquisition, development and production of long-lived oil and gas properties, primarily in the Permian Basin. Parallel was taken public in 1980 and in December 2009 was acquired by an affiliate of Apollo Global Management, Inc. (formerly known as Apollo Global Management, LLC), which was sold to Samsung C&T Corporation in December of 2011. Prior to being acquired, Mr. Oldham served as Parallel’s President from 1994 to 2009, CEO from 2004 to 2009 and director from 1979 until 2009. During Mr. Oldham’s years at Parallel, some of the most notable property acquisitions were the Fullerton Property in Andrews County, Diamond M Canyon Reef Field in Scurry County and the acquisition of all of Fina’s West Texas assets in July 1999. Prior to Parallel’s formation, Mr. Oldham was employed by Dorchester Gas Corporation from 1976 to 1979 and KPMG Peat Marwick, LLP from 1975 to 1976. Mr. Oldham earned a Bachelor of Business Administration in Accounting from West Texas State University (now West Texas A&M University) in 1975 and was a 2012 Distinguished Alumni Award recipient. Mr. Oldham is a CPA and is a member of the Permian Basin Landman’s Association and the Permian Basin Producers Association.

Mr. Oldham was elected as a Class C director, to serve until the 2023 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death or resignation. We believe that Mr. Oldham’s over forty (40) years of experience and knowledge in the oil and natural gas industry, accounting experience, experience and knowledge of the Permian Basin and his experience in the public arena make him well-qualified to serve as a member of the Board of HighPeak Energy.

Family Relationships and Director Designations

There are no family relationships among any of the directors, director nominees and executive officers of HighPeak Energy. Messers. Hightower, Hollis and Gustin and Ms. Fulgham serve on our Board as designees of the Principal Stockholder Group (as defined below) pursuant to the Stockholders’ Agreement described in the section entitled “Certain Relationships and Related Party Transactions” and a related letter agreement between the Principal Stockholder Group and one of their limited partners, The John Paul DeJoria Family Trust, that provides that as long as the Principal Stockholder Group has the right to nominate at least two directors of the Company under the Stockholders’ Agreement to the Board, The John Paul DeJoria Family Trust will have the right to select one of such directors designated by the Principal Stockholder Group. Mr. Gustin was selected as a director nominee by The John Paul DeJoria Family Trust pursuant to the letter agreement. Other than such arrangements, no arrangements or understandings exist between any director or any person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Board Diversity Matrix

The table below provides certain highlights of the composition of the members of our Board and director nominees as of April 20, 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 20, 2022)

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity	1	6
Directors
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	6
Two or More Races or Ethnicities		1
LGBTQ+
Did Not Disclose Demographic Background

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors held four meetings during 2021. During 2021 all our directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which each director served.

The Board of Directors have four standing committees, the Audit Committee, the Compensation Committee, the ESG Committee and the Nominating & Governance Committee.

The Board of Directors and the Audit Committee each expect to meet a minimum of four times per calendar year. The Nominating & Governance Committee, Compensation Committee and ESG Committee each expect to meet a minimum of one time per calendar year.

Audit Committee. The members of the Audit Committee are Messrs. Oldham (Chairman), Chernosky and Covington, each of whom are independent as defined in Section 10A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and under the standards set forth by the Nasdaq applicable to members of the Audit Committee. The Audit Committee held five meetings during 2021. Additional information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Report” included herein and also in the “Audit Committee Charter” that is posted on the Company’s website at www.highpeakenergy.com.

The Audit Committee oversees, reviews, acts and reports on various auditing and accounting matters to the Board of Directors, including: the selection of the Company’s independent registered public accounting firm, the scope of annual audits, fees to be paid to the independent registered accounting firm, the performance of the Company’s independent registered public accounting firm and the Company’s accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements and is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure.

Compensation Committee. The members of the Compensation Committee are Messrs. Hightower (Chairman), Covington and Hollis and Ms. Fulgham. The Compensation Committee held two meetings during 2021. Additional information regarding the functions performed by the Compensation Committee is set forth in the “Compensation Committee Charter” that is posted on the Company’s website at www.highpeakenergy.com.

Because we are a “controlled company” pursuant to Nasdaq Marketplace Rule 5615(c), we are not required to have a compensation committee that satisfies the requirements of Rule 10C-1 of the Exchange Act. Although not required, the Board of Directors formed the Compensation Committee in 2020 to assist in fulfilling its oversight responsibilities. The Compensation Committee reviews and approves all compensation of directors and executive officers, including salaries, bonuses and compensation plans, policies and programs of the Company and administers all plans of the Company under which shares of our Common Stock may be acquired by directors or executive officers of the Company. Upon consultation with, and recommendations by, the Company’s Chief Executive Officer, the Compensation Committee sets the compensation policy for directors and executive officers as well as the Company as a whole. The Compensation Committee may delegate to any subcommittee it may form the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. To the extent necessary, the Compensation Committee may delegate the approval of award grants and other transactions and responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee or the Board who are “Non-Employee Directors” for the purposes of Rule 16b-3 of the Exchange Act.

Because we are a “controlled company,” within the meaning of the Nasdaq Marketplace Rules we are not required to, and do not currently expect to, have a Compensation Committee comprised entirely of independent directors under the standards set forth by the Nasdaq Marketplace Rules applicable to members of the Compensation Committee. If and when we cease to be a “controlled company” within the meaning of the Nasdaq Marketplace Rules, we may be required to make changes to the composition of our Compensation Committee such that it is comprised entirely of independent directors. Our Board of Directors has determined that each of Mr. Covington and Ms. Fulgham qualifies as “independent” under Nasdaq’s additional standards applicable to Compensation Committee members. Messrs. Hightower and Hollis do not qualify as “independent directors” under the Nasdaq Marketplace Rules.

ESG Committee. The members of the Environmental, Social and Governance (“ESG”) Committee are Ms. Fulgham (Chairwoman) and Messrs. Covington, Hightower and Hollis. The ESG Committee held two meetings during 2021. The ESG Committee is responsible for overseeing the Company’s policies and performance related to its environmental, social and corporate responsibilities and the preparation of the Company’s annual sustainability report. Additional information regarding the functions performed by the ESG Committee is set forth in the “ESG Committee Charter” that is posted on the Company’s website at www.highpeakenergy.com.

Nominating & Governance Committee. The members of the Nominating & Governance Committee are Messrs. Hightower (Chairman), Chernosky, Gustin and Hollis. The Nominating & Governance Committee held one meeting during 2021. The Nominating & Governance Committee is responsible for overseeing the Company’s policies and programs related to corporate governance and the annual performance evaluation of the Board, its committees and of management, and for advising and making recommendations to the Board regarding director nominations, director independence, Board and Committee structure and succession planning. Additional information regarding the functions performed by the Nominating & Governance Committee is set forth in the “Nominating & Governance Committee Charter” that is posted on the Company’s website at www.highpeakenergy.com.

Because we are a “controlled company” pursuant to Nasdaq Marketplace Rule 5615(c), we are not required to have a nominating and governance committee that satisfies the requirements of Rule 10C-1 of the Exchange Act. Although not required, the Board of Directors formed the Nominating & Governance Committee in 2020 to assist in fulfilling its oversight responsibilities. The Nominating & Governance Committee advises the Board regarding recommendations for appropriate governance practices, identifies individuals qualified to become members of the Board and recommendations for director nominees for election at annual meetings.

Because we are a “controlled company,” we are not required to, and do not currently expect to, have a Nominating & Governance Committee comprised entirely of independent directors under the standards set forth by the Nasdaq Marketplace Rules applicable to members of the Nominating & Governance Committee. If and when we cease to be a “controlled company” within the meaning of the Nasdaq Marketplace Rules, we may be required to make changes to the composition of our Nominating & Governance Committee such that it is comprised entirely of independent directors. Messrs. Hightower, Gustin, and Hollis do not qualify as “independent directors” under the Nasdaq Marketplace Rules.

EXECUTIVE COMPENSATION

Prior to the HighPeak business combination, no executive officer received any cash compensation for services rendered to us. Following the HighPeak business combination, HighPeak Energy Employees, Inc., a Delaware corporation (“HighPeak Employer”), became a wholly owned subsidiary of the Company and employs our executive officers. Effective as of the HighPeak business combination, we began compensating our executive officers and employees through HighPeak Employer. Because we did not employ any employees prior to the HighPeak business combination, there is no compensation to report for the portion of the 2020 fiscal year prior to the HighPeak business combination. Consequently, the disclosures below report the compensation of our named executive officers (i) for fiscal year 2020, the period beginning on the closing of the HighPeak business combination and ending on December 31, 2020 and (ii) for fiscal year 2021, the full fiscal year.

We are currently considered a “smaller reporting company” and an “emerging growth company” for purposes of the Securities and Exchange Commission’s (the “SEC”) executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our CEO, and our two other most highly compensated executive officers. For the fiscal year ended December 31, 2021, our “Named Executive Officers” were:

●	Jack Hightower, Chief Executive Officer;

●	Michael L. Hollis, President; and

●	Rodney L. Woodard, Chief Operating Officer.

2021 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the fiscal year ended December 31, 2021 and the portion of the fiscal year beginning on the closing of the HighPeak business combination and ending December 31, 2020.

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jack Hightower,
Chief Executive Officer	2021	$737,500	$650,000	$934,360	$19,895,780	$755,787	$22,973,427
	2020	$190,083	$—	$11,609,315	$—	$3,667	$11,803,065

Michael L. Hollis,
President	2021	$615,818	$562,500	$205,450	$1,651,400	$111,392	$3,146,560
	2020	$173,485	$—	$2,575,001	$—	$5,000	$2,753,486

Rodney L. Woodard,
Chief Operating Officer	2021	$376,667	$160,000	$105,660	$—	$65,767	$708,094
	2020	$124,909	$—	$1,339,000	$—	$3,600	$1,467,509

(1)

Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), of awards made to each Named Executive Officer during fiscal year 2021 and 2020. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures. For additional information regarding the assumptions underlying this calculation, please see Note 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2021, filed with the SEC on March 7, 2022 (our “Annual Report on Form 10-K”).

(2)

Amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted Stock Awards made to each of Messrs. Hightower and Hollis in respect of their service during fiscal year 2021. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures. For additional information regarding the assumptions underlying this calculation, please see Note 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K.

(3)

Amounts reported in the “All Other Compensation” column reflect the following amounts for fiscal year 2021: (i) Company contributions to the Named Executive Officers’ 401(k) plan retirement accounts equal to $11,600 for each Named Executive Officer and (ii) distributions paid in respect of dividend equivalent rights associated with vested stock options equal to $755,787 for Mr. Hightower, $111,392 for Mr. Hollis and $65,767 for Mr. Woodard.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We have not entered into any employment, severance, change in control or similar agreements with any of our Named Executive Officers. However, during 2021 the Board directed the officers of the Company to prepare a change in control severance plan for all employees of the Company (the “Change in Control Severance Plan”), that the Board expects to approve during 2022.  The anticipated payments or benefits to which the Named Executive Officers would be entitled under the proposed Change in Control Severance Plan and the treatment of option awards and stock awards upon the termination of a Named Executive Officer’s employment or a Change in Control (as defined below) is described in more detail below under the section titled “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”

Base Salary

Each Named Executive Officer’s base salary is a fixed component of annual compensation for performing specific job duties and functions. The annual base salary rate for each of the Named Executive Officers was established at levels commensurate with historical compensation with any adjustments deemed necessary to attract and retain individuals with superior talent appropriate and relative to their expertise and experience.

Annual Bonus

Annual cash incentive awards are used to motivate and reward our executives. We do not maintain a formal annual cash incentive award plan, instead, such awards are determined on a discretionary basis and are generally based on individual and Company performance. The Named Executive Officers each earned an annual cash incentive award during 2021 in the amounts reported in the “Bonus” column of the Summary Compensation Table above.

Long Term Incentive Compensation

Prior to the HighPeak business combination, our predecessor adopted, and the sole stockholder approved, the LTIP. To incentivize and to align the interests of members of management with the interests of our stockholders following the HighPeak business combination, we continue to sponsor the LTIP. The LTIP provides for potential grants of options, dividend equivalents, cash awards and substitute awards to our employees and service providers, as well as Stock Awards to our directors. The Board has appointed the Compensation Committee of the Board to administer the LTIP.

The number of shares of Common Stock reserved for issuance with respect to awards under the LTIP (the “Share Pool”) is determined pursuant to a formula. Subject to the LTIP’s adjustment provisions, such formula reserves for delivery under the LTIP a number of shares of the Company’s Common Stock equal to 13% of the Company’s outstanding shares from time to time. Such formula may result in automatic increases to the Share Pool from time to time prior to the expiration of the LTIP. The LTIP provides that 11,907,006 of such shares of Common Stock are available for delivery with respect to incentive stock options. As of December 31, 2021, 12,376,767 shares of our Common Stock have been made available for issuance with respect to awards under the LTIP.

During 2021, we granted the following options to purchase shares of our Common Stock to our Named Executive Officers: 164,500 to Mr. Hightower, 35,000 to Mr. Hollis, and 18,000 to Mr. Woodard. The options granted to Mr. Hightower were fully vested as of the date of grant. The options granted to Messrs. Hollis and Woodard vest in three equal installments: one-third on the date of grant, one-third on the first anniversary of the date of grant, and one-third on the second anniversary of the date of grant, subject to the Named Executive Officers continuous employment through each such vesting date. Pursuant to the award agreements, unvested options will accelerate on a Change in Control as described in more detail below under the section titled “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”

During 2021, we granted the following shares of restricted Stock Awards to Messrs. Hightower and Hollis in respect of their service during the 2021 fiscal year: 1,385,000 to Mr. Hightower and 115,000 to Mr. Hollis. The restricted Stock Awards vest in full on the third anniversary of the date of the grant, subject to the Named Executive Officer’s continuous employment through such vesting date. Pursuant to the award agreements, unvested restricted Stock Awards will accelerate upon a qualifying termination of employment or the occurrence of a Change in Control. See the section below titled “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” for more detailed information.

Other Compensation Elements

We offer participation in broad-based retirement, health and welfare plans to all our employees. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code (the “Code”) where employees, including our Named Executive Officers, may contribute portions of their base compensation to a tax-qualified retirement account. See “—Additional Narrative Disclosure—Retirement Benefits” for more information. In addition, we provide minimal perquisites to our Named Executive Officers, including reimbursements for certain expenses related to cell phone usage.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table reflects information regarding outstanding equity-based stock option awards held by our Named Executive Officers as of December 31, 2021.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares of Stock that Have Not Vested ($)(3)
Jack Hightower	08/24/2020	5,953,495	—	10.00	08/23/2030	—	—
	11/04/2021	164,500	—	14.36	11/03/2031	—	—
	11/04/2021	—	—	—	—	1,385,500	20,283,720

Michael L. Hollis	08/24/2020	798,334	416,666	10.00	08/23/2030	—	—
	11/04/2021	11,667	23,333	14.36	11/03/2031	—	—
	11/04/2021	—	—	—	—	115,000	1,683,600

Rodney L. Woodard	08/24/2020	433,334	216,666	10.00	08/23/2030	—	—
	11/04/2021	6,000	12,000	14.36	11/03/2031	—	—

(1)

The option awards reported in these columns granted to Mr. Hightower on November 4, 2021 and August 24, 2020, respectively, were fully vested as of the date of grant. The option awards reported in these columns granted to Messrs. Hollis and Woodard on November 4, 2021 and August 24, 2020, respectively, are subject to time-based vesting conditions. The options held by Messrs. Hollis and Woodard vest as follows, subject to each executive’s continuous employment through each such vesting date: one-third on the date of grant, one-third on the first anniversary of the date of grant, and one-third on the second anniversary of the date of grant. The options expire ten years after the date of grant, on November 4, 2031 and August 23, 2030, respectively. On January 4, 2021, Mr. Hollis exercised 35,000 vested option shares subject to the option award originally granted on August 24, 2020. The treatment of these option awards upon certain termination and change in control events is described below under “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”

(2)

The restricted Stock Awards granted to Messrs. Hightower and Hollis on November 4, 2021 are subject to time-based vesting conditions. The restricted Stock Awards held by Messrs. Hightower and Hollis vest in full on the third anniversary of the date of grant, subject to each executive’s continuous employment through such vesting date. The treatment of these awards upon certain termination and Change in Control events is described below under “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”

(3)	Amounts reflected in the “Market Value of Shares of Stock That Have Not Vested” column are equal to the number of shares subject to unvested restricted Stock Awards multiplied by $14.64, the closing price of our Common Stock on December 31, 2021.

Additional Narrative Disclosure

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Code whereby employees, including our Named Executive Officers, may contribute portions of their base compensation to a tax-qualified retirement account. We provide matching contributions equal to 4.0% of the first 4.0% of employees’ eligible compensation contributed to the plan.

Potential Payments Upon Termination or Change in Control

As described above under the section titled “—Narrative Disclosure to the Summary Compensation Table—Employment Agreements,” as of December 31, 2021, we had not entered into any employment, severance, change in control or similar agreements with any of our Named Executive Officers, nor are we otherwise currently responsible for any payment upon the termination of any of our Named Executive Officers. However, during 2021, the Board authorized the officers of the Company to prepare a Change in Control Severance Plan for all Company employees which the Board expects to approve during 2022. The following discussion describes the anticipated terms of the Change in Control Severance Plan, but the Change in control Severance Plan has not been finalized and these terms are subject to change.

Under the proposed Change in Control Severance Plan, each employee of the Company, including the Named Executive Officers, would be entitled to receive a cash payment (the “Change in Control Payment”) upon the occurrence of certain events in connection with a Change in Control. For each of our Named Executive Officers, as of December 31, 2021, such cash payment would have been equal to three times the sum of (i) the employee’s highest approved annual base salary (x) for any of the three calendar years immediately preceding the year in which such Change in Control occurs or (y) for the year in which such Change in Control occurs, for the period beginning on January 1 of such year and ending 90 days prior to the Change in Control, plus (ii) the employee’s highest annual cash bonus paid (x) during any of the three calendar years immediately preceding the year in which such Change in Control occurs or (y) for the year in which such Change in Control occurs, during the period beginning on January 1 of such year and ending 90 days prior to the Change in Control.

The Change in Control Payment may become payable under the proposed Change in Control Severance Plan in the following circumstances provided that the named executive officer is continuously employed from the date of the Change in Control Severance Plan’s adoption through the applicable date described below, the Change of Control Payment shall become payable (in accordance with the payment timing described below) upon the earlier of:

●

The date of the Named Executive Officer’s termination without Cause during the 90-day period on and including the date of the consummation of a Change in Control. Payable in a cash lump sum payment within 30 days of the consummation of such Change in Control;

●

After the date of the consummation of the Change in Control, the date of the Named Executive Officer’s termination due to death, Disability, without Cause or for Good Reason, payable in a cash lump sum within 30 days of such termination date;

●

After the date of the consummation of the Change in Control, (i) the date of the expiration of the term of continued employment provided by (ii) the employment agreement governing the Named Executive Officer following the Change in control or (iii) any agreement between the surviving entity and the Named Executive Officer with respect to the duration of the named Executive Officer’s employment, payable in a cash lump sum payment within 30 days of the applicable date provided in clause (i), (ii) or (iii); and

●	The date that is six months following the date of the consummation of the Change in Control, payable in a cash lump sum payment within 30 days of such six-month date.

It is expected that the Change in control Severance Plan will provide that participation in the Change in Control Severance Plan and/or the receipt of any payments thereunder may be conditioned upon the entry into restrictive covenants and a release of claims in favor of the Company and its affiliates. A Named Executive Officer’s outstanding, unvested options will be forfeited and immediately terminate in the event of a Named Executive Officer’s termination of employment for any reason. Any unvested portion of the restricted Stock Awards held by a Named Executive Officer will immediately vest in full upon a termination of the Named Executive Officer’s employment due to Disability (as defined below) or death. Any unvested portion of the restricted Stock Awards will be forfeited and immediately terminated upon the occurrence of a termination of a Named Executive Officer’s employment for any other reason. A Named Executives Officer’s outstanding, unvested options and restricted Stock Awards will become 100% vested upon the consummation of a Change in Control (as defined below).

For purposes of the options and the restricted Stock Awards and the proposed Change in Control Plan, the following terms are generally defined as described below.

“Cause” generally means, unless otherwise defined in an applicable agreement between the Company and the applicable Named Executive Officer (i) the Named Executive Officer’s material breach of any written agreement with the Company or its affiliate; (ii) the Named Executive Officer’s material breach of any law applicable to the workplace or employment relationship, or the Named Executive Officer’s material breach of any material policy or code of conduct established by the Company or its affiliate applicable to the named Executive Officer, including the Company’s policies on discrimination, harassment and sexual harassment; (iii) the Named Executive Officer’s gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Named Executive Officer; (iv) the commission by the Named Executive Officer of, or conviction or indictment of the Named Executive Officer for, or plea of nolo contendere by the Named Executive Officer to, any felony (or state law equivalent) or any crime involving moral turpitude; or (v) the Named Executive Officer’s willful failure or refusal, other than due to Disability ( as defined below) to perform the Named Executive Officer’s obligations or to follow any lawful directive from the Company, as determined by the Company; provide, however, that if the Named Executive Officer’s action or omissions as set forth in clause (v) are of such a nature that the Company determines that they are curable by the Named Executive Officer, such actions or omission must remain uncured 30 days after the Company provides the Named Executive Officer written notice of the obligation to cure such actions or omissions.

“Change in Control” means the occurrence of any of the following events: (i) the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (x) the then-outstanding shares of common stock or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (other than any acquisition directly from the Company, or by the Company or its subsidiaries, or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company); (ii) the individuals constituting the Board of Directors cease, subject to certain exceptions, for any reason (other than death or Disability) to constitute at least a majority of the Board of Directors; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity, in each case, unless, following such transaction, (A) the outstanding stock and voting securities immediately prior to such transaction represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then-outstanding shares of common stock or common equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such transaction (including an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no individual, entity or group, excluding the Company, its subsidiaries and any employee benefit plan (or related trust) sponsored or maintained by the Company or the entity resulting from such transaction (or any entity controlled by either the Company or the entity resulting from such transaction), beneficially owns, directly or indirectly, 50% or more of, respectively, of the then-outstanding shares of common stock or common equity interests of the entity resulting from such transaction or the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from direct or indirect ownership of the Company that existed prior to such transaction, and (C) at least a majority of the members of the Board or similar governing body of the entity resulting from such transaction were directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction; (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (v) if any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) having beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of less than 30% as of the HighPeak business combination acquires the ability to appoint a majority of the Board.

“Disability” generally means the Named Executive Officer is unable to perform the essential functions of the Named Executive Officer’s position (after accounting for reasonable accommodation, if applicable and required by applicable law), due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive (or for any longer period as may be required by applicable law), in any 12-month period.

“Good Reason” generally means, unless otherwise defined in an applicable agreement between the Company and the applicable Named Executive Officer (i) a material diminution in the Named Executive Officer’s base salary; (ii) a material breach by the Company of any of its obligations under the applicable agreement; or (iii) the relocation of the geographic location of the Named Executive Officer’s principal place of employment by more than 50 miles from the location of the Named Executive Officer’s principal place of employment as of the effective date of the applicable agreement. Notwithstanding the foregoing, any assertion by the Named Executive Officer of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition described in foregoing clauses (i), (ii) or (iii) giving rise to the Named Executive Officer’s termination of employment must have arisen without the Named Executive Officer’s consent; (B) the Named Executive Officer must provide written notice to the Company of the existence of such condition(s) within 30 days after the initial occurrence of such condition(s); (C) the condition(s) specified in such notice must remain uncorrected for 30 days following the Company’s receipt of such written notice; and (D) the date of the termination of the Named Executive Officer’s employment must occur within 90 days after the initial occurrence of the condition(s) specified in such notice. Further, under the proposed Change in Control Severance Plan, a material reduction by the surviving entity in a Change in Control of the total compensation and benefits to which the Named Executive Officer is entitled following the occurrence of a Change in Control is anticipated to be included as an additional prong of the definition of Good Reason.

DIRECTOR COMPENSATION

The following table summarizes the compensation awarded or paid to the non-employee members of our board of directors for the fiscal year ending December 31, 2021. The compensation paid to our employee directors during fiscal year 2021 is reflected in the Summary Compensation Table under the section entitled “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jay M. Chernosky	25,000	125,009	1,552	151,561

Keith A. Covington	0	150,003	1,862	151,865

Sharon F. Fulgham	0	150,003	1,862	151,865

Michael H. Gustin	25,000	125,009	1,552	151,561

Larry C. Oldham	25,000	132,511	1,645	159,156

(1)

Amounts reported in the “Fees Earned or Paid in Cash” column reflect the value of awards that the directors elected to receive in cash, as described in more detail below in the narrative following this table.

(2)

Amounts reported in the “Stock Awards” column reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards of restricted Stock Awards granted to each director during fiscal year 2021. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures. The grant date fair value of each restricted Stock Award was based on a per share price of $10.07, which is the closing price of our Common Stock on the June 1, 2021 grant date of the awards. For additional information regarding the assumptions underlying this calculation please see Note 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K. Other than the restricted Stock Awards granted during fiscal year 2021, the non-employee directors do not hold outstanding stock or option awards. The aggregate number of shares subject to unvested restricted Stock Awards held by each director as of December 31, 2021 was (i) 12,414 for Mr. Chernosky, (ii) 14,896 for Mr. Covington (which such shares are held indirectly in Mr. Covington’s family trust), (iii) 14,896 for Ms. Fulgham, (iv) 12,414 for Mr. Gustin (which such shares are held indirectly in Mr. Gustin’s family trust) and (v) 13,159 for Mr. Oldham.

(3)	Amounts reported in the “All Other Compensation” column reflect cash paid with respect to dividends attributable to the restricted Stock Awards granted in fiscal year 2021.

Our Board of Directors adopted a comprehensive director compensation program to attract and retain qualified non-employee directors who are critical to the future value, growth and governance of our Company. The compensation package for our non-employee directors requires a significant portion of the total compensation package to be equity-based to align the interest of our directors with our stockholders. Under the director compensation program, our non-employee directors are entitled to the following compensation:

●	No annual cash retainer;

●

For the year ended December 31, 2021, restricted Stock Awards pursuant to the LTIP with a value of approximately $150,000, determined based on the closing price of our Common Stock of $10.07 per share on June 1, 2021 which is the date the restricted Stock Awards were granted to the non-employee directors. Subject to each director’s continuous service through the date of the Company’s next annual meeting, the restricted Stock Awards vest in full on the date of the next annual meeting which is expected to be June 1, 2022; and

●

For the year ended December 31, 2021, to the Chairman of the Audit Committee of the Board (and, when applicable, the Lead director), an additional restricted Stock Award pursuant to the LTIP with a value of approximately $7,500 (or at such director’s election, a cash payment), determined based on the closing price of our Common Stock of $10.07 per share on June 1, 2021 which is the date the additional restricted Stock Award was granted to Mr. Oldham. Subject to Mr. Oldham’s continuous service through the date of the Company’s next annual meeting, the additional restricted Stock Award vests in full on the date of the next annual meeting which is expected to be June 1, 2022.

On April 13, 2022, our Board of Directors approved the accelerated vesting of the restricted Stock Awards granted to our non-employee directors for the fiscal year 2021 under the director compensation program described above. The Board of Directors determined it was in the best interest of the Company and its stockholders to accelerate the vesting of the restricted Stock Awards such that the awards vested in full on January 3, 2022, rather than on the date of the Company’s next annual meeting as originally provided. The acceleration of the vesting of the restricted Stock Awards did not result in any incremental fair value attributable to the restricted Stock Awards, as determined in accordance with FASB ASC Topic 718.

EQUITY COMPENSATION PLAN INFORMATION

Our only equity compensation plan is the LTIP. The LTIP was approved by the sole stockholder of our predecessor prior to the completion of the HighPeak business combination but has not been approved by our stockholders following the HighPeak business combination. A detailed description of the LTIP is included in the section titled “Proposal Two—Adoption and Approval of the HighPeak Energy, Inc. Second Amended & Restated Long Term Incentive Plan” below (except to the extent such description specifically notes it applies to the proposed Second Amendment and Restatement (as defined below)). For further discussion of the awards granted under the LTIP, please see Note 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K.

The following table presents information about our Common Stock that may be issued under the LTIP as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)(1)	Weighted-average exercise price of outstanding options, warrants and rights (B)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)(3)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	11,552,006	$8.81	762,260
Total	11,552,006	$8.81	762,260

(1)

The amount in the “Number of securities to be issued upon the exercise of outstanding options, warrants and right” column reflects the number of shares of Common Stock to be issued upon exercise of 9,983,727 Options and the number of shares of Common Stock subject to 1,568,279 unvested restricted Stock Awards.

(2)

The weighted-average exercise price includes shares of Common Stock subject to unvested restricted Stock Awards, which do not have an associated exercise price. Calculated without regard to the shares of Common Stock subject to unvested restricted Stock Awards, the weighted-average exercise price is $10.19.

(3)

The amount in the “Number of securities remaining available for future issuance under the equity compensation plans (excluding securities reflected in Column(A))” column reflects the number of securities remaining available for issuance under the LTIP as of December 31, 2021. The LTIP contains a formula for calculating the number of securities available for issuance under the LTIP. Pursuant to such formula, the total number of shares of Common Stock reserved for issuance under the LTIP is equal to 13% of the shares of Common Stock outstanding from time to time.

Each director may elect, prior to the grant of any award pursuant to procedures established by the Company, to receive up to $25,000 of such award in a single lump sum cash payment payable within 30 days following the date of the meeting of the Board in which director equity awards are granted.

Each director is entitled to be reimbursed for: (i) travel and miscellaneous expenses to attend meetings and activities of the Board or any of its committees; (ii) travel and miscellaneous expenses related to such director’s participation in general education and orientation program for directors; and (iii) travel and miscellaneous expenses for each director’s spouse who accompanies a director to attend meetings and activities of the Board or any of its committees. Each director is also fully indemnified by us for actions associated with serving as a director to the fullest extent permitted under Delaware law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2021, our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or our Compensation Committee and participated in deliberations of the Board or the Compensation Committee concerning executive officer compensation. Further, no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

CORPORATE GOVERNANCE

Board Leadership Structure

Mr. Hightower serves as the Company’s Chairman and Chief Executive Officer and controls approximately 87% of the outstanding voting power in the Company. The Board believes its leadership structure is enhanced by the efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board due to Mr. Hightower’s role in founding the Company and his significant ownership interest in the Company. Mr. Larry Oldham is the “Lead director” of the Board presiding over executive sessions of the Board of Directors.

Stock Ownership Guidelines

Our Compensation Committee and our Board of Directors have adopted stock ownership guidelines for our officers and directors. Under those guidelines, nonemployee directors are expected to hold stock having a market value of at least five times their maximum annual cash payment option. The Chief Executive Officer is expected to hold shares of the Company’s Common Stock with a market value of at least six times his or her annual salary, Named Executive Officers at least three times their annual salary and other officers at least two times their annual salary.

Each director and officer has five years to meet the stock ownership guidelines beginning with the first measurement date of December 31, 2021.

Hedging and Pledging Prohibitions

Our Insider Trading Policy prohibits our directors and officers from engaging in speculative transactions involving our Common Stock, including buying or selling puts or calls, short sales, purchases of securities on margin, or otherwise hedging the risk of ownership of such securities. The Insider Trading Policy also prohibits our directors and officers from pledging shares of such securities as collateral.

Board Independent Directors

Four of the Company’s seven members of the Board of Directors are independent under SEC rules and Nasdaq standards. Five of the Company’s seven members of the Board of Directors are non-management directors. At each meeting of the Board beginning in 2021, the five non-management directors were provided the opportunity to meet in executive sessions to identify and evaluate issues facing the Company, engaging in a frank and candid dialogue without management being present.

Identification of Director Candidates

It is the responsibility of the Board of Directors to identify, evaluate and recommend nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Board of Directors endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, it endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors.   Two members of the Company’s Board of Directors self-identify as Diverse, as the term is defined under the Nasdaq Marketplace Rules, meeting the requirements of Nasdaq Rule 5605(f)  regarding Diverse Board Representation. The Board of Directors believes it has achieved balance through the representation on the Board of Directors of members having experience in the oil and gas and oilfield services industries, accounting and investment analysis, and legal and corporate governance, among other areas. The Board of Directors does not discriminate based upon race, gender identity or expression, religion, sex, national origin, age, disability, citizenship, sexual orientation, or any other legally protected status.

In identifying potential director candidates, the Board of Directors solicits recommendations from existing directors and senior management, to be considered by the Board of Directors along with any recommendations that have been received from stockholders in accordance with the procedures outlined in the Company’s bylaws and charter. The Board of Directors will treat recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source. Such stockholder recommendations shall be made pursuant to timely notice in writing to c/o Chief Financial Officer, HighPeak Energy, Inc., 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102. The Board of Directors may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

Communications with the Board of Directors

Stockholders or other interested parties can contact any director, any committee of the Board or our non-management directors as a group, by writing to them c/o Chief Financial Officer, HighPeak Energy, Inc., 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

The Company’s standards for determining director independence in accordance with applicable Nasdaq Marketplace Rules require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the Nasdaq Marketplace Rules.

The Board of Directors has assessed the independence of each non-employee director under the Company’s guidelines and the independence standards of the Nasdaq. The Board of Directors affirmatively determined that each of Messrs. Chernosky, Covington and Oldham and Ms. Fulgham are independent.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that each of Messrs. Chernosky, Covington and Oldham and Ms. Fulgham are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the Nasdaq applicable to members of the Audit Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board of Directors determined that each of the Audit Committee members is financially literate, and that Mr. Oldham satisfies the definition of “audit committee financial expert” as defined by the SEC.

Oversight of Risk Management

The Board of Directors oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

●	oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;

●	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans;

●	oversees management of the Company’s indirect exposure to commodity price fluctuations through regular review with executive management;

●	monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

●

has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure.

The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accounting firm report regularly to the Audit Committee on those subjects.

The Company’s Compensation Committee is responsible for overseeing the Company’s overall compensation programs and policies for employees.

The Company’s Nominating & Governance Committee is responsible for overseeing the Company’s policies and programs related to corporate governance and the annual performance evaluation of the Board, its committees and of management, and for advising and making recommendations to the Board regarding director nominations, director independence, Board and Committee structure and succession planning.

The Company’s ESG Committee is responsible for overseeing the Company’s policies and performance related to its environmental, social and corporate responsibilities and the preparation of the Company’s annual sustainability report.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. We anticipate that substantially all our directors will attend the Annual Meeting. All of our directors attended the 2021 Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding ownership of shares of voting securities of the Company, which consists of our Common Stock and warrants, as of April 5, 2022, the Record Date by:

●	each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock;

●	each of the Company’s current Named Executive Officers and directors (including nominees); and

●	all current Named Executive Officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire such securities within sixty (60) days, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

The beneficial ownership of voting securities of the Company is based on 103,810,939 shares of our Common Stock, issued and outstanding as of April 5, 2022.

The expected beneficial ownership percentages set forth in the table below do not take into account the issuance of any shares under the CVR Agreement (as defined below).

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise indicated, the address of each person named in the table below is 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102.

	Shares Beneficially Owned
	Number	Percent
Directors and Named Executive Officers:
Jack Hightower (1)(2)(3)(4)(5)	90,304,742	87.0%
Michael L. Hollis (6)(7)(8)(9)	1,042,709	1.0%
Rodney L. Woodard (10)(11)	465,334	*

Jay M. Chernosky	24,914	*
Keith A. Covington (12)	57,396	*
Sharon F. Fulgham	27,396	*
Michael H. Gustin (13)	7,414	*
Larry C. Oldham	25,659	*

5% Stockholders:
HighPeak Energy Partners, LP (14)	44,498,461	42.9%
HighPeak Energy Partners II, LP (15)	36,740,593	35.4%
The John Paul DeJoria Family Trust (16)(17)	11,000,000	10.6%
Alamo Borden County IV, LLC (18)	6,960,000	6.7%
All Directors and Named Executive Officers of the Company as a Group (8 Individuals)	91,955,564	88.6%

*	Less than one percent.
(1)

Represents shares beneficially owned by (i) HighPeak Pure Acquisition, LLC (“Sponsor”), of which this individual is a manager, (ii) HighPeak Energy Partners, LP (“HPEP I”), of which this individual has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of the general partner of HPEP I’s general partner and (iii) HighPeak Energy Partners II, LP (“HPEP II”), of which this individual has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of the general partner of HPEP II’s general partner, and, therefore, may be deemed to have voting and dispositive power over shares held by such entities. Mr. Hightower disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(2)

Includes (i) 2,336 shares of Common Stock and (ii) 2,336 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof, beneficially owned by Mr. Hightower’s family member. Mr. Hightower disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)	Includes 6,117,995 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(4)

Includes (i) 876,223 shares of Common Stock and (ii) 681,298 warrants to purchase shares of Common Stock, issuable upon the exercise of the warrants exercisable within sixty (60) days of the date hereof.

(5)	Includes 1,385,500 shares of restricted Common Stock which vests on the earlier of November 4, 2024 or a change in control of the Company.

(6)

Includes (i) 72,257 shares of Common Stock and (ii) 45,051 warrants to purchase shares of Common Stock, issuable upon the exercise of the warrants exercisable within sixty (60) days of the date hereof.

(7)	Includes 115,000 shares of restricted Common Stock which vests on the earlier of November 4, 2024 or a change in control of the Company.

(8)

Includes (i) 200 shares of Common Stock and (ii) 200 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof, beneficially owned by family members of Mr. Hollis. Mr. Hollis disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9)	Includes 810,001 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(10)

Includes (i) 13,000 shares of Common Stock and (ii) 13,000 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof, held through a personal investment vehicle. Mr. Woodard disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11)	Includes 439,334 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(12)

Includes (i) 15,000 shares of Common Stock and (ii) 15,000 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof, beneficially owned through a family trust. Mr. Covington disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(13)

Includes (i) 4,414 shares of Common Stock and (ii) 3,000 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof, beneficially owned through a family trust. Mr. Gustin disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(14)

Includes 39,642,461 shares owned by HighPeak Energy, LP (“HighPeak I”) and 4,856,000 shares owned by Sponsor, both of which are wholly owned subsidiaries of HPEP I. The general partner of HighPeak I is HighPeak Energy GP, LLC, which is a wholly owned subsidiary of HPEP I. The general partner of HPEP I is HighPeak Energy Partners GP, LP, whose general partner is HighPeak GP, LLC (“HP GP I”). Mr. Hightower has the right to appoint all of the managers to the board of managers of HP GP I and is one of three managers of HP GP I. Mr. Hightower has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of HP GP I at any given time, which acts by majority vote. As a result, Mr. Hightower may be deemed to have or share beneficial ownership of the securities held directly by HPEP I. Mr. Hightower disclaims any such beneficial ownership of such securities to the extent of his pecuniary interest therein.

(15)

The general partner of HighPeak Energy II, LP (“HighPeak II”) is HighPeak Energy GP II, LLC, which is a wholly owned subsidiary of HPEP II. The general partner of HPEP II is HighPeak Energy Partners GP II, LP, whose general partner is HighPeak GP II, LLC (“HP GP II”). Mr. Hightower has the right to appoint all of the managers of HP GP II. Mr. Hightower has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of HP GP II at any given time, which acts by majority vote. As a result, Mr. Hightower may be deemed to have or share beneficial ownership of the securities held directly by HPEP II. Mr. Hightower disclaims any such beneficial ownership of such securities to the extent of his pecuniary interest therein.

(16)

Represents 5,500,000 shares of Common Stock and 5,500,000 warrants owned by The John Paul DeJoria Family Trust at the Closing of the business combination. The address of the John Paul DeJoria Family Trust is 8911 N Capital of TX Hwy #3210, Austin, TX 78759.

(17)	Includes 5,500,000 shares of Common Stock issuable upon the exercise of the warrants exercisable within sixty (60) days of the date hereof.

(18)

Alamo Borden County IV, LLC (“Alamo”) has sole dispositive and voting power over 6,960,000 shares of our Common Stock, which were received in exchange for certain oil and gas properties of Alamo in Howard County and Borden County, Texas, in exchange for a combination of cash and the issuance of 6,960,000 shares of Common Stock (the “Acquisition”), pursuant to a purchase and sale agreement dated as of February 15, 2022 by and among HighPeak Energy, Alamo and the other parties thereto (the “PSA”). In connection with the Acquisition, and as contemplated in the PSA, Alamo may subsequently become entitled to an additional 773,333 shares of Common Stock. The address of Alamo is 1101 N. Little School Road, Arlington, TX 76017. The foregoing information is based on the Schedule 13G filed by Alamo on March 30, 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, certain of our officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the Common Stock and other equity securities of the Company, generally within two business days of a reportable transaction. Based solely on our review of Section 16 reports filed electronically with the SEC and written representations furnished to us, we believe that all Section 16(a) filing requirements applicable to our directors, officers and beneficial owners were satisfied, except that Mr. Covington had one delinquent filing and Mr. Gustin had three delinquent filings. Messrs. Covington and Gustin each had one delinquent filing on Form 5 each for a transaction involving a transfer of shares of Common Stock to a family trust, and each as a result of an administrative error. Mr. Gustin also failed to file two reports, each for transactions involving open market sales of Common Stock. A Form 4 reporting the sale transactions was filed in April 2022, when the delinquency became known to the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation arrangements with our Named Executive Officers and directors are described elsewhere in this Proxy Statement.

See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the ownership of our securities by our control persons.

Business Combination Agreement

Pursuant to the Business Combination Agreement, dated May 4, 2020, as amended (the “Business Combination Agreement”), by and among the Company, Pure, Pure Acquisition Merger Sub, Inc. (“MergerSub”), HighPeak I, HighPeak II, HPK GP, and solely for the limited purposes specified therein, HighPeak Energy Management, LLC (the “Management Company”), pursuant to which, among other things (a) MergerSub merged with and into Pure, with Pure surviving as a wholly owned subsidiary of the Company, (b) each outstanding share of Pure’s Class A common stock, par value $0.0001 per share (“Pure Class A Common Stock”) and Pure’s Class B common stock, par value $0.0001 per share (“Pure Class B Common Stock”) (other than certain shares of Pure’s Class B Common Stock that were surrendered for cancellation by Pure’s Sponsor) were converted into the right to receive (A) one share of our Common Stock (and cash in lieu of fractional shares, if any), and (B) solely with respect to each outstanding share of Pure Class A Common Stock, (i) a cash amount, without interest, equal to $0.62, which represented the amount by which the per-share redemption value of Pure’s Class A Common Stock at the closing of the HighPeak business combination that exceeded $10.00 per share at the closing, without interest, in each case, totaling approximately $767,902, (ii) one Contingent Value Right (a “CVR”) for each one whole share of Common Stock (excluding fractional shares) issued to holders of Pure’s Class A Common Stock pursuant to clause (A), representing the right to receive additional shares of Common Stock (or such other specified consideration as is specified with respect to certain events) under certain circumstances, if necessary, to satisfy a 10% preferred simple annual return, subject to a floor downside per-share price of $4.00, as measured at the applicable maturity, which will occur on a date to be specified and which may be any date occurring during the period beginning on (and including) August 21, 2022 and ending on (and including) February 21, 2023, or in certain circumstances after the occurrence of certain change in control events with respect to the Company’s business, including certain mergers, consolidations and asset sales (with an equivalent number of shares of Common Stock held by HighPeak I and HighPeak II being collectively forfeited) and (iii) one warrant to purchase Common Stock for each one whole share of Common Stock (excluding fractional shares) issued to holders of Pure’s Class A Common Stock pursuant to clause (A), (c) HighPeak I, HighPeak II and HPK GP (collectively, the “HPK Contributors”) (A) contributed their limited partner interests in HPK Energy, LP (“HPK LP”) to the Company in exchange for Common Stock and the general partner interests in HPK LP to a wholly owned subsidiary of the Company in exchange for no consideration, and (B) contributed the outstanding Sponsor Loans (as defined in the Business Combination Agreement) in exchange for Common Stock and such Sponsor Loans were cancelled in connection with the closing of the HighPeak business combination and (d) following the consummation of the foregoing transactions, the Company caused HPK LP to merge with and into HighPeak Energy Acquisition Corp. (as successor to Pure) and all interests in HPK LP were cancelled in exchange for no consideration.

HighPeak I and HighPeak II collectively received 76,383,054 shares of Common Stock pursuant to the Business Combination Agreement. Further, certain of the Company’s executive officers and directors received the consideration provided by the HighPeak business combination through their ownership of Pure Class A Common Stock. Mr. Tholen, the Company’s Chief Financial Officer received 5,000 shares of Common Stock, 5,000 CVRs and 5,000 warrants in exchange for shares of Pure’s Class A Common Stock owned by him prior to the HighPeak business combination. Mr. Hollis, the Company’s President and member of the Company’s Board of Directors, received 16,802 shares of Common Stock, 16,802 CVRs and 20,382 warrants in exchange for shares of Pure’s Class A Common Stock and Pure’s warrants, respectively, owned by him prior to the HighPeak business combination. Further, Mr. Woodard, the Chief Operating Officer of the Company, received 14,000 shares of Common Stock, 14,000 CVRs and 14,000 warrants in exchange for shares of Pure’s Class A Common Stock and Pure’s warrants, respectively, owned by him prior to the HighPeak business combination.

Contingent Value Rights Agreement

At the closing of the HighPeak business combination, the Company entered into the Contingent Value Rights Agreement, dated August 21, 2020 (the “CVR Agreement”), by and among, the Company, Sponsor, HighPeak I, HighPeak II and Continental, in its capacity as Rights Agent (as defined therein). The CVR Agreement provides for, among other things, the CVRs, which represent contractual rights to receive a contingent payment (in the form of additional shares of Common Stock, or as otherwise specified in the CVR Agreement) in certain circumstances that were issued to the holders of shares of Pure Class A Common Stock that participated in the HighPeak business combination and certain qualified institutional buyers and accredited investors, including certain affiliates and officers of the Company, that purchased forward purchase units of the Company pursuant to that certain Amended & Restated Forward Purchase Agreement, as amended from time to time, dated July 24, 2020, by and among the Company, each party designated as a purchaser therein (including purchasers that subsequently joined prior to the closing of the HighPeak business combination as parties thereto), HighPeak Energy Partners, LP, and, solely for the limited purposes specified therein, Pure (the “Forward Purchase Agreement”). Pursuant to the CVR Agreement, holders of CVRs in whose name a CVR is registered in the CVR registrar maintained by the Rights Agent at any date of determination are provided with a significant valuation protection through the opportunity to obtain additional contingent consideration in the form of additional shares of Common Stock if the trading price of our Common Stock is below the price that would provide the holders of CVRs with a 10% preferred simple annual return (based on a $10.00 per share price at the closing of the HighPeak business combination), subject to a floor downside per-share price of $4.00, either at (i) the date to be specified by the Company, Sponsor, HighPeak I and HighPeak II (collectively, with Sponsor and HighPeak I, the “CVR Sponsors”), which may be any date occurring during the period beginning on (and including) August 21, 2022 and ending on (and including) February 21, 2023, or (ii) in certain circumstances, the occurrence of certain change in control events with respect to the Company’s business, including certain mergers, consolidation and asset sales. If any additional shares of Common Stock are issued to Qualifying CVR Holders (as defined in the CVR Agreement), pursuant to the CVR Agreement, the CVR Sponsors will collectively forfeit an equivalent number of shares they own that are currently in escrow to the Company for cancellation. The Preferred Returns (as defined in the CVR Agreement) could entitle a Qualifying CVR Holder to receive up to 2.125 shares of Common Stock per CVR.  Following the closing of the HighPeak business combination, the CVR Sponsors collectively placed the shares in escrow, which equaled the maximum number of additional shares of Common Stock issuable pursuant to the CVR Agreement, which such shares will be released either to the Company for cancellation in connection with the satisfaction of any Preferred Returns or back to the CVR Sponsors, collectively, as applicable, following the maturity date under the CVR Agreement.

Stockholders’ Agreement

On August 21, 2021, Pure’s Sponsor, HighPeak I, HighPeak II, HighPeak III and Mr. Hightower (collectively, with each of their respective affiliates and permitted transferees, the “Principal Stockholder Group”), on the one hand, and the Company, on the other hand, entered into the Stockholders’ Agreement, which governs certain rights and obligations following the closing of the HighPeak business combination (the “Stockholders’ Agreement”).

Under the Stockholders’ Agreement, the Principal Stockholder Group are entitled, based on its percentage ownership of the total amount of Common Stock issued and outstanding immediately following the closing of the HighPeak business combination (the “Original Shares”) and provided that the Original Shares constitute not less than the percentage of the then outstanding total voting securities of the Company set forth below, to nominate a number of directors for appointment to the Board as follows:

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for so long as (i) the Principal Stockholder Group beneficially owns at least 35% of the Original Shares and (ii) the Original Shares constitute at least 30% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to four (4) nominees, and if the Principal Stockholder Group owns less than 50% of the total outstanding voting securities, at least one nominee shall be independent as defined by applicable listing standards;

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for so long as (i) the Principal Stockholder Group beneficially owns less than 35% but at least 25% of the Original Shares and (ii) the Original Shares constitute at least 25% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to three (3) nominees;

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for so long as (i) the Principal Stockholder Group beneficially owns less than 25% but at least 15% of the Original Shares and (ii) the Original Shares constitute at least 15% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to two (2) nominees; and

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if (i) the Principal Stockholder Group beneficially owns less than 15% but at least 5% of the Original Shares and (ii) the Original Shares constitute at least 7.5% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate one (1) nominee.

If at any time the Principal Stockholder Group owns less than 5% of the Original Shares or the Original Shares constitute less than 7.5% of the Company’s then-outstanding voting securities, it will cease to have any rights to designate individuals for nomination to the Board.

For so long as the Principal Stockholder Group has the right to designate at least one director for nomination under the Stockholders’ Agreement, the Company will take all Necessary Action (as defined therein) to ensure that the number of directors serving on the Board shall not exceed seven. For so long as the Principal Stockholder Group owns a number of shares of Common Stock equal to at least (i) 20% of the Original Shares and (ii) 7.5% of the then-outstanding voting securities of the Company, the Company and the Principal Stockholder Group shall have the right to have a representative appointed to serve on each committee of the Board (other than the Audit Committee) for which any such representative is eligible pursuant to applicable laws and the Nasdaq. For so long as the Principal Stockholder Group has the right to designate one or more individuals for nomination to the Board, the Principal Stockholder Group shall have the right to appoint one non-voting observer to the Board.

The Stockholders’ Agreement also includes customary restrictions on the transfer of equity securities to certain persons acquiring beneficial ownership. Pursuant to the Stockholders’ Agreement, the Principal Stockholder Group will agree not to transfer, directly or indirectly, any equity securities of the Company for a period of 180 days after the closing of the HighPeak business combination, subject to certain customary exceptions. The Stockholders’ Agreement will terminate as to (i) each stockholder upon the time at which the Principal Stockholder Group no longer has the right to designate an individual for nomination to the Board under the Stockholders’ Agreement and (ii) a member of the Principal Stockholder Group that no longer owns any of the Original Shares.

Registration Rights Agreement

On August 21, 2020, the Company entered into the Registration Rights Agreement, by and among the Principal Stockholder Group and certain other security holders named therein (the “Registration Rights Agreement”), pursuant to which the Company will be obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act all or any portion of the shares of Common Stock that the holders named thereto hold as of the date of such agreement and that they may acquire thereafter, including upon the conversion, exchange or redemption of any other security therefor (the “Registrable Securities”). The Company has agreed to file and cause to become effective a registration statement covering the Registrable Securities held by such holder making a demand for registration, provided that no fewer than the amount of Registrable Securities representing the lesser of (i) $25 million and (ii) all Registrable Securities owned by such holder, as applicable, are covered under the holder’s demand for registration. The holders can submit a request beginning immediately after the HighPeak business combination. Under the Registration Rights Agreement, the holders also have “piggyback” registration rights exercisable at any time that allow them to include the shares of Common Stock that they own in certain registrations initiated by the Company, provided that such holder elects to include its Registrable Securities in an amount not less than $5 million. Subject to customary exceptions, holders will also have the right to request one or more underwritten offerings of Registrable Securities, provided, that, they hold at least $5 million in Registrable Securities and each such offering include a number of Registrable Securities equal to the lesser of (i) $25 million and (ii) all of the Registrable Securities owned by such holders as of the date of the request. In the event that the sale of registered securities under a registration statement would require disclosure of certain material non-public information not otherwise required to be disclosed, the Company may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder. The Company may not delay or suspend a registration statement on more than two (2) occasions for more than sixty (60) consecutive calendar days or more than ninety (90) total calendar days, in each case, during any twelve (12) month period.

Forward Purchases

In connection with the closing of the HighPeak business combination, the Company also issued shares of Common Stock, warrants and CVRs to certain qualified institutional buyers and accredited investors pursuant to that certain Forward Purchase Agreement.

Prior to the closing of the HighPeak business combination, and subsequent to the Company’s entry into the Forward Purchase Agreement, an aggregate of 8,976,875 forward purchase units (with each forward purchase unit consisting of one share of Common Stock, one warrant and one CVR) (such purchase, the “Forward Purchases”), for aggregate consideration of approximately $89.8 million in a private placement pursuant to those certain Assignment and Joinder agreements under and pursuant to the Forward Purchase Agreement, between such private purchasers and HPEP I. The proceeds from the Forward Purchases were used to fund a portion of the minimum equity consideration condition to closing required to effect the HighPeak business combination pursuant to the Business Combination Agreement.

Parties which made Forward Purchases include The John Paul DeJoria Family Trust, who acquired 5,500,000 forward purchase units, consisting of 5,500,000 shares of Common Stock (and a corresponding number of warrants and CVRs), and certain officers and directors of the Company who acquired shares of Common Stock, warrants and CVRs through the Forward Purchase Agreement. HighPeak III, which is an entity controlled by Mr. Hightower, purchased 500,000 forward purchase units, consisting of 500,000 shares of Common Stock (and a corresponding number of warrants and CVRs), which were subsequently transferred to Mr. Hightower during 2021. Mr. Hightower directly purchased an additional 100,000 forward purchase units, consisting of 100,000 shares of Common Stock (and a corresponding number of warrants and CVRs) in his name. Messrs. Tholen and Hollis each acquired 10,000 forward purchase units, consisting of 10,000 shares of Common Stock (and a corresponding number of warrants and CVRs), respectively, through the Forward Purchase Agreement.

Director Consulting Services

Michael Gustin, who is currently a director of HighPeak Energy, provided certain water-reclamation consulting services to members of Sponsor and wholly owned subsidiary of HighPeak I, the HPK Contributors and Jack Hightower and each of their respective affiliates and certain permitted transferees (collectively, the “HighPeak Group”) from the years 2017 to 2019 through entities he owns and controls. During such time, these entities received approximately $5 million from members of the HighPeak Group in exchange for these services. In addition, Pilot, a corporation owned by Mr. Gustin, provided water-reclamation testing services for the Company. Pilot received approximately $0.6 million during 2021 in exchange for these services.

Water Treatment

In September 2021, HighPeak Energy entered into a contract with Pilot, whose President and CEO is an outside director of HighPeak Energy, to deploy Pilot’s proprietary water treatment technology in HighPeak Energy’s Flat Top area to treat up to 25,000 barrels of produced water per day such that it can be reused in HighPeak Energy’s completion operations or sold to third parties for their completion operations. This contract was set to expire on March 1, 2022; however, it was extended to July 1, 2022 subsequent to year-end 2021 based on the early results of the project. During the year ended December 31, 2021, HighPeak Energy paid $329,000 to Pilot for such services.

Indemnification Agreements

On August 21, 2020, the Company entered into indemnity agreements (the “Indemnity Agreements”) with each of Messrs. Hightower, Chernosky, Covington, Gustin, Hollis and Oldham and Ms. Fulgham, each of whom is a director of the Company, and Messrs. Tholen and Woodard, each of whom is an executive officer of the Company, and in November 2020 an indemnity agreement with Mr. Forbes, each of whom is a Section 16 officer of the Company. Each Indemnity Agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or Section 16 officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

October 2021 Equity Public Offering

On October 25, 2021, HighPeak Energy completed an underwritten public offering of an aggregate 2,530,000 shares of its Common Stock pursuant to a Registration Statement on Form S-1 (File No. 333-258853) filed with the SEC on October 19, 2021, and a Registration Statement on Form S-1MEF (File No. 333-260394) filed with the SEC on October 20, 2021 following a subsequent upsize. Mr. Hollis, a director nominee and President of HighPeak Energy, participated in the offering and purchased an aggregate of 45,454 shares of Common Stock at the initial public offering price per share. The underwriters received a reduced underwriting discount on the shares purchased by Mr. Hollis.

General and Administrative Expenses

The general partner of HPK LP utilized the Management Company to provide services and assistance to conduct, direct and exercise full control over the activities of HPK LP per its partnership agreement. However, the Management Company is funded via payments from the parent companies of HighPeak I and HighPeak II pursuant to their respective limited partnership agreements, as amended. Therefore, HPK LP reimbursed the parent companies of HighPeak I and HighPeak II for actual costs incurred by the Management Company. During the period from January 1, 2020 through August 21, 2020, HPK LP paid $2.4 million each to the parent companies of HighPeak I and HighPeak II of which $4.7 million is included in general and administrative expenses in the results of operations for the period from January 1, 2020 through August 21, 2020 set forth on the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 7, 2022. Effective upon closing of the HighPeak business combination, the Management Company is no longer being paid by the Company as all costs directly attributable to the Company are paid by the Company going forward.

PROPOSAL TWO—ADOPTION AND APPROVAL OF THE HIGHPEAK ENERGY, INC. SECOND AMENDED & RESTATED LONG TERM INCENTIVE PLAN

Proposed Amendment

We maintain the HighPeak Energy, Inc. Amended & Restated Long Term Incentive Plan (as amended from time to time, the “LTIP”) to attract and retain the employees, officers and service providers (including our non-employee directors) of the Company and its affiliates (collectively, the “Eligible Persons”). The LTIP provides that only Eligible Persons who are members of the Board of Directors are eligible to receive awards under the LTIP of restricted and unrestricted shares of the Company’s Common Stock (“Stock Awards”). After careful consideration, the Board of Directors determined that, to achieve the stated purpose of the LTIP, it would be in the best interest of the Company and its stockholders to amend and restate the LTIP such that restricted and unrestricted Stock Awards may be granted to all Eligible Persons. Specifically, the Board of Directors believes that the future success of the Company is dependent upon the quality and continuity of management, and that compensation programs such as the grant of equity incentives, like restricted and unrestricted Stock Awards, are important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company.

The Board of Directors has approved, subject to stockholder approval, the HighPeak Energy, Inc. Second Amended & Restated Long Term Incentive Plan (the “Second Amendment and Restatement”) to provide that (i) restricted and unrestricted Stock Awards may be granted to all Eligible Persons, (ii) to provide for certain default terms applicable to restricted Stock Awards and (iii) clarify the Committee’s (as defined below) authority with respect to the determination of the terms of restricted Stock Awards. The Second Amendment and Restatement makes no other changes to the LTIP.

A summary of the principal features of the LTIP, as proposed to be amended by the Second Amendment and Restatement, is provided below, but does not purport to be a complete description of all the provisions of the LTIP. The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the LTIP, as proposed to be amended and restated by the Second Amendment and Restatement, which is attached as Appendix A to this Proxy Statement.

Consequences of Failing to Approve the Second Amendment and Restatement

Stockholder approval of the proposed Second Amendment and Restatement is required under the Nasdaq Marketplace Rules, applicable to the Company. If the proposed Second Amendment and Restatement is not approved, it will not go into effect. Awards may continue to be made under the LTIP in accordance with its current terms pursuant to which Stock Awards may not be granted to Eligible Persons who are not members of the Board of Directors. If that occurs, we may be compelled to increase the cash component of our employee compensation, which may not necessarily align our employee compensation practices with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and the use of cash that might otherwise be reinvested in our businesses or returned to our stockholders.

Description of the LTIP

Our predecessor implemented, and the sole stockholder of our predecessor approved, the LTIP to attract and retain key management and non-employee directors. Following the closing of the HighPeak business combination, our Board of Directors adopted and approved the first amendment to the LTIP (the “First Amendment”). The First Amendment clarified the formula used to calculate the Share Pool but did not change the number of shares of Common Stock reserved for issuance pursuant to the LTIP. The First Amendment was determined to be immaterial under applicable law and regulations and under the Nasdaq Marketplace Rules applicable to the Company. As such, the First Amendment did not require stockholder approval and became effective on April 28, 2021.

The description of the LTIP provided below includes information regarding the LTIP, as amended by the First Amendment and as proposed to be amended by the Second Amendment and Restatement. Capitalized terms used in this description, but not otherwise defined, have the meanings given to them in the LTIP attached as Appendix A to this Proxy Statement.

Eligibility.

Our employees, officers, and service providers, including our non-employee directors, and employees, officers and service providers of our affiliates, are eligible to receive awards under the LTIP. As of April 20, 2022, there were approximately 32 employees of the Company and its affiliates, five non-employee directors and eight other service providers of the Company and its affiliates who were eligible to participate in the LTIP.

Administration.

Our Board of Directors, or a committee thereof (as applicable, the “Committee”), will administer the LTIP pursuant to its terms and all applicable state, federal or other rules or laws. The Committee will have the power to determine to whom and when awards will be granted, determine the amount of awards (measured in cash or in shares of our Common Stock), proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting or exercisability of an award, delegate duties under the LTIP and execute all other responsibilities permitted or required under the LTIP.

Securities to be Offered.

Subject to the LTIP’s adjustment provisions, the LTIP reserves for delivery with respect to awards granted under the LTIP a number of shares of the Company’s Common Stock equal to 13% of the Company’s outstanding shares from time to time. The LTIP provides that 11,907,006 of such shares of Common Stock are available for delivery with respect to incentive stock options. For a further discussion of the securities authorized for issuance under the LTIP as currently adopted, see the section titled “—Equity Compensation Plan Information” included elsewhere in this Proxy Statement.

The shares of Common Stock subject to the Share Pool have been registered pursuant to a registration statement on Form S-8 (File No. 333-249888) filed by the Company with the SEC on November 5, 2020. The Company may in the future (prior to the expiration of the LTIP) file additional registration statements on Form S-8 to register additional shares of Common Stock reserved for issuance under the LTIP pursuant to automatic increases in the Share Pool that may result pursuant to the formula described in the preceding paragraph.

Types of Awards.

The LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws; (ii) nonstatutory stock options that do not qualify as incentive stock options; (iii) restricted Stock Awards; (iv) unrestricted Stock Awards; (v) dividend equivalents; (vi) cash awards; and (vii) substitute awards.

Options.

We may grant options to Eligible Persons including: (i) incentive stock options (only to our employees or those of our subsidiaries) which comply with section 422 of the Code (“incentive options”); and (ii) nonstatutory stock options (“nonqualified stock options”). The exercise price of each option granted under the LTIP will be stated in the option agreement and may vary; however, the exercise price for an option must not be less than the fair market value per share of Common Stock as of the date of grant (or 110% of the fair market value for certain incentive options), nor may the option be re-priced without the prior approval of our stockholders. Options may be exercised as the Committee determines, but not later than ten years from the date of grant. The Committee will determine the methods and form of payment for the exercise price of an option (including, in the discretion of the Committee, payment in Common Stock, other awards or other property) and the methods and forms in which Common Stock will be delivered to a participant.

Restricted Stock Awards.

The Committee may grant unrestricted and restricted Stock Awards. A restricted Stock Award is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Committee. The Second Amendment and Restatement makes the following modifications to the LTIP with respect to restricted Stock Awards: (i) to provide that, by default and except as otherwise specified in an award agreement, the holder of a restricted Stock Award will generally have rights as a stockholder, including the right to vote the Common Stock subject to the restricted Stock Award and to receive dividends on the Common Stock subject to the restricted Stock Award during the restriction period; (ii) to provide that the Committee may allow a holder of restricted Stock Awards to elect, or may require, that any cash dividends paid on restricted Stock Awards be automatically reinvested in additional restricted Stock Awards, applied to the purchase of additional awards or deferred without interest to the date of vesting associated with the restricted Stock Award; and (iii) to provide that the Committee may require that any Common Stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend with respect to restricted Stock Awards, will be distributed at the time of such stock split or stock dividend or that such Common Stock or other property will be subject to restrictions and a risk of forfeiture to the same extent as the applicable restricted Stock Award. The Second Amendment and Restatement makes no other substantive modifications to the LTIP with respect to restricted Stock Awards.

Unrestricted Stock Awards.

The Committee may also grant unrestricted Stock Awards, which are awards of Common Stock that are generally not subject to restrictions on transferability or a substantial risk of forfeiture. The Committee may determine the terms of unrestricted Stock Awards that it deems appropriate in its discretion. The only substantive modification that the Second Amendment and Restatement makes to the LTIP with respect to unrestricted Stock Awards is to provide that such awards may be granted to all Eligible Persons (as opposed to only Eligible Persons who are members of the Board of Directors, as provided in the LTIP as currently adopted).

Dividend Equivalents.

Dividend equivalents entitle a participant to receive cash, Common Stock, other awards or other property equal in value to dividends paid with respect to a specified number of shares of our Common Stock. Dividend equivalents may be granted on a free-standing basis or in connection with another award (other than a Stock Award). The Committee may determine that dividend equivalents shall be paid or distributed when accrued, or at a later specified date and time, and if paid at a later time, whether such dividend equivalents may be deemed to have been reinvested in addition Common Stock, Awards or other investment vehicles or accrued in a bookkeeping account without interest and subject to such restrictions on transferability and risks of forfeiture as the Committee may specify.

Cash Awards.

Cash awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other award.

Substitute Awards.

Awards may be granted in substitution or exchange for any other award granted under the LTIP or under another equity incentive plan or any other right of an Eligible Person to receive payment from us. Awards may also be granted under the LTIP in substitution for similar awards held for individuals who become participants as a result of a merger, consolidation or acquisition of another entity by or with the Company or one of our affiliates.

Certain Transactions.

If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Common Stock, appropriate adjustments will be made by the Committee in the shares subject to an award under the LTIP. The Committee will also have the discretion to make certain adjustments to awards in the event of a change in control, such as accelerating the vesting or exercisability of awards, requiring the surrender of an award, with or without consideration, or making any other adjustment or modification to the award that the Committee determines is appropriate in light of such transaction.

Plan Amendment and Termination

Our Board of Directors may amend or terminate the LTIP at any time; however, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. The Committee will not have the authority, without the approval of stockholders, to amend any outstanding stock option to reduce its exercise price per share. The LTIP will remain in effect for a period of ten years (unless earlier terminated by our Board of Directors).

Clawback.

All awards under the LTIP will be subject to any clawback or recapture policy adopted by the Company, as in effect from time to time.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the LTIP may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonqualified stock options with an exercise price less than the fair market value of shares of Common Stock on the date of grant and certain other awards that may be granted pursuant to the LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder.

Tax Consequences to Participants

Options.

Participants will not realize taxable income upon the grant of an option. Upon the exercise of a nonqualified stock option, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of Common Stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a nonqualified stock option that equals the fair market value of such shares of Common Stock on the date of exercise. Subject to the discussion under “—Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the shares of Common Stock acquired as a result of the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares of Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an option intended to qualify as an incentive option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the incentive option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that have been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “—Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of Common Stock (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive option, no additional gain will be recognized on the transfer of such previously held shares of Common Stock in satisfaction of the nonqualified stock option or incentive option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of previously held shares of Common Stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The LTIP generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the LTIP allows the Committee to permit the transfer of awards (other than incentive options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce). However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of Common Stock, the potential for future appreciation or depreciation of the shares of Common Stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $16,000 per donee (for 2022, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards: Restricted Stock Awards; Unrestricted Stock Awards and Cash Awards.

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon.

A recipient of an unrestricted Stock Award will be subject to tax at ordinary income tax rates on the fair market value of the shares of Common Stock when received, reduced by any amount paid by the recipient; however, if the shares of Common Stock are not transferable and are subject to a substantial risk of forfeiture when received (e.g., a restricted Stock Award), a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of Common Stock (i) when the shares of Common Stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of Common Stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of Common Stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise, the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of Common Stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of Common Stock will commence on the later of the date the shares of Common Stock are received or the restrictions lapse. Subject to the discussion below under “—Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Section 162(m). The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the LTIP could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

New Plan Benefits

Because awards granted under the LTIP are at the discretion of the Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the LTIP if the Second Amendment and Restatement is approved. Therefore, the New Plan Benefits Table is not provided herein.

Vote Required

Approval of Proposal TWO requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal TWO will be counted as shares entitled to vote on the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation of the Board

The Board of Directors unanimously recommends that stockholders vote FOR the adoption and approval of the HighPeak Energy, Inc. Second Amended & Restated Long Term Incentive Plan.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Weaver as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022. The audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2021, was completed by Weaver on March 7, 2022.

The Board of Directors is submitting the appointment of Weaver for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Weaver, the Audit Committee will reconsider the appointment of that firm as the Company’s independent registered public accounting firm.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of Weaver does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time.

Audit and Other Fees

The table below presents the aggregate fees billed by Weaver, the Company’s independent registered public accounting firm, for services provided for 2021 and 2020:

	2021	2020
Audit Fees(1)	$321,125	256,500

Tax Fees(2)	4,155	—
All Other Fees(3)	—	—
Total Fees	$325,280	$256,500

(1)

Audit fees consist of the aggregate fees paid for professional services rendered for (i) the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q, (ii) the filing of our Registration Statement on Form S-1 (File No. 333-248898) originally filed with the SEC on September 18, 2020 (the “Original Registration Statement”), and subsequently amended via Post-Effective Amendment No. 1 to the Original Registration Statement, filed with the SEC on March 17, 2021 and (iii) the filing of our Registration Statement on Form S-3 (File No. 333-261706), filed with the SEC on December 17, 2021.

(3)	Tax fees consist of fees for professional services rendered for work related to the transition of tax compliance services to Whitley Penn, L.L.P. subsequent to our initial public offering.
(4)	No other Fees were incurred in 2021 or 2020.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of Weaver’s audit, audit-related, tax and other services.

The Company expects that representatives of Weaver will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

Approval of Proposal THREE requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal THREE will be counted as shares entitled to vote on the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation of the Board

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Weaver and Tidwell, L.L.P. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of August 21, 2020, and which will be reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence and performance of our independent registered public accounting firm.

The Audit Committee has reviewed and discussed with our management and the independent registered public accounting firm the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC.

Audit Committee of the Board of Directors

Larry C. Oldham, Chairman
Jay M. Chernosky, Member
Keith A. Covington, Member

STOCKHOLDER PROPOSALS

Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2023 Annual Meeting proxy materials must submit such proposal to the Company at its principal executive offices no later than December 21, 2022, unless the date of the 2023 Annual Meeting is more than thirty (30) days from June 1, 2023, in which case the proposal must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and mail its 2023 Annual Meeting proxy materials. Any stockholder of the Company who desires to submit a proposal for action at the 2023 Annual Meeting but does not wish to have such proposal included in the Company’s proxy materials, must submit such proposal to the Company at its principal executive offices between February 1, 2023, and March 3, 2023. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our Amended and Restated Bylaws, adopted August 21, 2020.

AVAILABILITY OF CERTAIN DOCUMENTS

A copy of our 2021 Annual Report on Form 10-K for the year ended December 31, 2021 is available at www.sec.gov along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K including exhibits. Please send a written request to the Chief Financial Officer at:

HighPeak Energy, Inc.
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102

The charters for our Audit Committee, Compensation Committee, Nominating & Governance Committee and ESG Committee as well as our Code of Business Conduct and our Financial Code of Ethics are in the “Corporate Governance” section of our corporate website, which is www.highpeakenergy.com, and are also available in print without charge upon written request to Chief Financial Officer at the address above.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to the Chief Financial Officer at the address above, or by calling (817) 850-4650.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

P R O X Y

HighPeak Energy, Inc.
421 W. 3rd Street, Suite 100
Fort Worth, Texas 76102

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF

HIGHPEAK ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Jack Hightower and Michael L. Hollis (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of common stock of HighPeak Energy, Inc. that the undersigned is entitled to vote (the “Shares”) at the 2022 Annual Meeting of Stockholders of HighPeak Energy, Inc. (the “Annual Meeting”) to be held at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102 on June 1, 2022, at 10:00 a.m., Central Time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy materials, including the proxy statement and this proxy card, and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark vote as indicated in this example ☒	HIGHPEAK ENERGY, INC. —THE HIGHPEAK BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2 AND 3.

(1) Election of Director: Keith A. Covington	FOR ☐	AGAINST ☐	ABSTAIN ☐
(1) Election of Director: Michael L. Hollis	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2) Adoption and Approval of the HighPeak Energy, Inc. Second Amended & Restated Long Term Incentive Plan to permit the issuance of restricted and unrestricted Stock Awards to all Eligible Persons (as such terms are defined in Proposal TWO)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) Appointment of Weaver and Tidwell, L.L.P. to Serve as independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposal Nos. 1, 2 and 3. If any other matters properly come before the Annual Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.

APPENDIX A

HIGHPEAK ENERGY, INC. SECOND AMENDED AND RESTATED
LONG TERM INCENTIVE PLAN

1.        Purpose.  The purpose of the HighPeak Energy, Inc. Second Amended & Restated Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) HighPeak Energy, Inc., a Delaware corporation (the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, Restricted Stock, Stock Awards, Dividend Equivalents, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.

2.        Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Affiliate” means, with respect to any person or entity, any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with such person or entity. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b)    “Amendment Effective Date” of the Plan, as amended and restated means June [●], 2022, immediately after the receipt of stockholder approval of the Plan.

(c)    “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.

(d)    “Award” means any Option, Restricted Stock, Stock Award, Dividend Equivalent, Cash Award or Substitute Award, together with any other right or interest, granted under the Plan.

(e)    “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Cash Award” means an Award denominated in cash granted under Section 6(f).

(h)    “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Amendment Effective Date:

(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then-outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below;

(ii)    The individuals constituting the Board on the Amendment Effective Date (the “Incumbent Directors”) cease for any reason (other than death or disability) to constitute at least majority of the Board; provided, however, that any individual becoming a director subsequent to the Amendment Effective Date whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this definition, regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;

(iii)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then-outstanding shares of common stock or common equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company, its subsidiaries and any employee benefit plan (or related trust) sponsored or maintained by the Company or the entity resulting from such Business Combination (or any entity controlled by either the Company or the entity resulting from such Business Combination), beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from direct or indirect ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v)    If any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) having beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of less than 30% on the Amendment Effective Date acquires the ability to appoint a majority of the Board.

For purposes of Section 2(g)(i), (iii) and (v), acquisitions of securities in the Company by HighPeak Affiliates shall not constitute a Change in Control. Notwithstanding any provision of this Section 2(g), for purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control described in subsection (i), (ii), (iii), (iv) or (v) above with respect to such Award will mean both a Change in Control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of the Nonqualified Deferred Compensation Rules as applied to the Company.

(i)    “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(i) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(j)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(k)    “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(l)    “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(e), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(m)    “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of its Affiliates, and any other person who provides services to the Company or any of its Affiliates, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(o)    “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.

(p)    “HighPeak Affiliates” means HPK Energy, LP, HighPeak Energy Partners II, LP, HighPeak Energy Partners III, LP, HighPeak Pure Acquisition, LLC and each of their respective Affiliates or future Affiliates in which Jack D. Hightower has the right to appoint such future Affiliate’s respective board of managers.

(q)    “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)    “Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(s)    “Nonstatutory Option” means an Option that is not an ISO.

(t)    “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.

(u)    “Original Effective Date” means August 21, 2020.

(v)    “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(w)   “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(x)     “Restricted Stock” means Stock granted to an Eligible Person under Section 6(c) that is subject to certain restrictions and to a risk of forfeiture.

(y)      “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

(z)      “SEC” means the Securities and Exchange Commission.

(aa)    “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(bb)   “Stock” means the Company’s Common Stock, par value $0.0001 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(cc)     “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(d).

(dd)     “Substitute Award” means an Award granted under Section 6(g).

3.        Administration.

(a)    Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:

(i)    designate Eligible Persons as Participants;

(ii)    determine the type or types of Awards to be granted to an Eligible Person;

(iii)   determine the number of shares of Stock or amount of cash to be covered by Awards;

(iv)   determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);

(v)    modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi)    determine the treatment of an Award upon a termination of employment or other service relationship;

(vii)    impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;

(viii)  interpret and administer the Plan and any Award Agreement;

(ix)    correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(x)    make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant.

(b)    Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.

(c)    Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or its Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or its Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

(d)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)    Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.        Stock Subject to the Plan.

(a)    Number of Shares Available for Delivery. The number of shares of Stock which may be issued from time to time pursuant to this Plan shall be 13% of the shares of the Company outstanding from time to time, or the equivalent of such number of shares of Stock after the Committee, in its sole discretion, has determined and given effect to any stock split, consolidation, recapitalization or similar transaction in accordance with Section 8, and 11,907,006 shares of Stock will be available for the issuance of shares upon the exercise of ISOs. For the avoidance of doubt, shares of Stock will not be made available pursuant to both the preceding sentence and Section 4(c).

(b)    Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)    Availability of Shares Not Delivered under Awards. If all or any portion of an Award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares of Stock subject to such Award (including (i) shares of Stock forfeited with respect to Restricted Stock and (ii) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards) shall not be considered “delivered shares” under the Plan, shall be available for delivery with respect to Awards, and shall no longer be considered issuable or related to outstanding Awards for purposes of Section 4(b). If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4.

(d)    Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan, nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated).

(e)    Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.        Eligibility. Awards may be granted under the Plan only to Eligible Persons.

6.        Specific Terms of Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one Participant or to different Participants. Except as otherwise provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

(b)    Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:

(i)    Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(g) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant). Notwithstanding the foregoing, the Exercise Price of a Nonstatutory Option may be less than 100% of the Fair Market Value per share of Stock as of the date of grant of the Option if the Option (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation Rules or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules.

(ii)    Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate of the Company, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(c), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).

(iii)    ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable Award Agreement.

(c)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)    Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(d)    Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(e)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(f)    Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g)    Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate of the Company or any other right of an Eligible Person to receive payment from the Company or an Affiliate of the Company. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Such Substitute Awards referred to in the immediately preceding sentence that are Options may have an Exercise Price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules, Section 424 of the Code and the guidance and regulations promulgated thereunder, if applicable, and other applicable laws and exchange rules. Except as provided in this Section 6(g) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price of an outstanding Option, (ii) grant a new Option or other Award in substitution for, or upon the cancellation of, any previously granted Option that has the effect of reducing the Exercise Price thereof, (iii) exchange any Option for Stock, cash or other consideration when the Exercise Price per share of Stock under such Option exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

7.        Certain Provisions Applicable to Awards.

(a)    Limit on Transfer of Awards.

(i)    Except as provided in Sections 7(a)(iii) and (iv), each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)    Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate of the Company.

(iii)   To the extent specifically provided by the Committee, an Award may be transferred by a Participant on such terms and conditions as the Committee may from time to time establish.

(iv)    An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c)    Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of a Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)    Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

8.        Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)    Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)    Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(c)    Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price with respect to an outstanding Option may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations. Notwithstanding the foregoing, Awards that already have a right to receive extraordinary cash dividends as a result of Dividend Equivalents or other dividend rights will not be adjusted as a result of an extraordinary cash dividend.

(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(d)    Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(e)    Change in Control and Other Events. In the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(i)    accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;

(ii)    redeem in whole or in part outstanding Awards by requiring (A) the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option, as applicable to such Awards or (B) the mandatory exercise by select holders of some or all of the outstanding Options as of a date, specified by the Committee; provided, however, in each case, that to the extent the Exercise Price of an Option exceeds the Change in Control Price, such Award may be cancelled for no consideration; or

(iii)    make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);

provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

9.        General Provisions.

(a)    Tax Withholding. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including through delivery of previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(b)    Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c)    Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Fort Worth, Texas.

(d)    Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(e)    Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate of the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate of the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate of the Company.

(f)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate of the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action.

(g)    Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(h)    Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

(i)    Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j)    Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price or tax withholding) is received by the Company.

(k)    Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(l)    Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Amendment Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(m)   Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(n)    Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Amendment Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Original Effective Date, which is August 21, 2030. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

10.        Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

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